UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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CROWN HOLDINGS, INC.

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Crown Holdings, Inc.

Hidden River Corporate Center Two

14025 Riveredge Drive, Suite 300

Tampa, Florida 33637

________________________

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

________________________

Date:	April 30, 2026
Time:	9:30 a.m. Eastern Time
Place:	Tampa Marriott Water Street
505 Water Street, Tampa, FL 33602

Agenda:	•	Election of Directors
	•	Ratification of appointment of independent auditors for the fiscal year ending December 31, 2026
	•	Advisory vote on a resolution to approve executive compensation for the Named Executive Officers as disclosed in this Proxy Statement
	•	If properly presented, consideration of a Shareholder proposal regarding Shareholder right to act by written consent
	•	Such other business as may properly come before the Annual Meeting

Only Shareholders of Common Stock of record as of the close of business on March 10, 2026, the record date for the Annual Meeting, will be entitled to vote.

By Order of the Board of Directors

ADAM J. DICKSTEIN
Corporate Secretary

Tampa, Florida

March 23, 2026

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on April 30, 2026:

The Proxy Statement and Proxy Card relating to the Annual Meeting of Shareholders and the Annual Report to Shareholders are available at

WWW.CROWNCORK.COM/INVESTORS/GOVERNANCE/PROXY-ONLINE

TABLE OF CONTENTS

2026 Proxy Statement Summary	1
Questions & Answers about the 2026 Annual Meeting	14
Proposal 1: Election of Directors	20
Director Compensation	24
Common Stock Ownership of Certain Beneficial
Owners, Directors and Executive Officers	26
Delinquent Section 16(a) Reports	27
Corporate Governance	28
Compensation Discussion and Analysis	34
2025 Say-On-Pay Vote Results	34
At-Risk Compensation	35
Pay-for-Performance Alignment -
Performance-Based Compensation	36
Role of the Compensation Committee	36
Compensation Philosophy and Objectives	37
Committee Process	38
Role of Executive Officers in Compensation Decisions	38
Executive Compensation Consultant	38
Use of Benchmarking	38
Peer Group Composition	39
Compensation Strategy for CEO	39
Compensation Strategy for NEOs other than the CEO	41
Components of Compensation	41
Base Salary	41
Annual Incentive Bonus	42
Long-Term Equity Incentives	44
Retirement Benefits	49
Perquisites	50
Severance	50
Tax Deductibility of Executive Compensation	50
Compensation Committee Report	51
Executive Compensation	52
Summary Compensation Table	52
Grants of Plan-Based Awards	54
Outstanding Equity Awards at Fiscal Year-End	56
Option Exercises and Stock Vested	58
Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information	58
Pension Benefits	59
Employment Agreements and Potential Payments upon Termination	60
Pay Ratio Disclosure	63
Pay Versus Performance Disclosure	63
Principal Accountant Fees and Services	70
Audit Committee Report	71
Proposal 2: Ratification of Appointment of Independent Auditors	72
Proposal 3: Advisory Vote to Approve Executive Compensation	73
Proposal 4: Consideration of a Shareholder Proposal Regarding Shareholder Right to Act by Written Consent	74
Other Matters	77

i

2026 PROXY STATEMENT SUMMARY

This is a summary only and does not contain all the information that you should consider. We urge you to carefully read the entire Proxy Statement before voting.

Crown Holdings, Inc. - 2026 Annual Meeting

Time and Date:	9:30 a.m. Eastern Time, April 30, 2026

Place:	Tampa Marriott Water Street
505 Water Street
Tampa, FL 33602

Record Date:	March 10, 2026. Only Shareholders of record of the Company’s Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

2026 Annual Meeting Proposals

Agenda Item	Board Recommendation	Page
1. Election of Directors	FOR EACH DIRECTOR NOMINEE	20
2. Ratification of appointment of independent auditors	FOR	72
3. Advisory vote to approve executive compensation	FOR	73
4. Consideration of a Shareholder proposal regarding Shareholder right to act by written consent	AGAINST	74

How to Cast Your Vote

You can vote by any of the following methods:

Internet	Phone	Mail	In Person

www.proxypush.com/cck Deadline for voting online is 11:59 p.m. (ET) on April 29, 2026.	1-866-883-3382 Deadline for voting by phone is 11:59 p.m. (ET) on April 29, 2026.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your proxy card must be received before the Annual Meeting.	For instructions on attending the Annual Meeting, please see “Questions and Answers about the 2026 Annual Meeting” on page 14.

Proposal 1 - Election of Directors

There are ten nominees for election to the Board of Directors. All of the nominees currently serve on the Board. Four of the Company’s current independent Directors have joined the Board in the last six years as a result of a Board refreshment process where Director candidates were identified during that period through Board, Shareholder and third-party search firm input1. Four of our nominees are or have been Chairs of U.S. public company Boards of Directors. Our Board refreshment strategy has further strengthened and diversified the skills and experiences of the Board. Each Director nominee is listed below, and you can find additional information about each nominee under Proposal 1: Election of Directors, beginning on page 20.

		Director		Committee Memberships
Name and Primary Occupation	Age	Since	Independent	A	C	E	NCG
Timothy J. Donahue Chairman, President and Chief Executive Officer of the Company	63	2015	No			✓
Michael P. Doss Former President and Chief Executive Officer of Graphic Packaging Corporation	59	2026	Yes	✓
Richard H. Fearon Former Vice Chairman and Chief Financial and Planning Officer of Eaton Corporation	69	2019	Yes		✓		✓
Andrea J. Funk Executive Vice President and Chief Financial Officer of EnerSys	56	2017	Yes	✓	✓
Stephen J. Hagge Former President and Chief Executive Officer of AptarGroup	74	2019	Yes		✓	✓	Chair
B. Craig Owens Former Chief Financial Officer and Chief Administrative Officer of Campbell Soup Company	71	2019	Yes	Chair		✓	✓
Angela M. Snyder Former President of Fulton Financial Corporation and Fulton Bank	61	2022	Yes	✓	✓
Caesar F. Sweitzer Former Senior Advisor and Managing Director of Citigroup Global Markets	75	2014	Yes	✓		✓	✓
Marsha C. Williams Former Senior Vice President and Chief Financial Officer of Orbitz Worldwide	74	2022	Yes		Chair	✓
Dwayne A. Wilson Former Senior Vice President of Fluor Corporation	67	2020	Yes	✓	✓

A: Audit Committee   C: Compensation Committee    E: Executive Committee NCG: Nominating and Corporate Governance Committee

1 Two additional Directors were appointed in 2022 pursuant to an agreement with a Shareholder and resigned in November 2023.

The Board elected Mr. Timothy Donahue as its Chairman following the 2022 Annual Meeting. The Board elected Mr. Stephen Hagge as its Independent Lead Director in February 2025. See the section below titled “Corporate Governance: Board Leadership and Risk Oversight” for a summary of the duties of our Independent Lead Director.

Director Tenure
Less than 6 years	6 – 10 years	More than 10 years

The Company has had an active Board refreshment program. We have added six new Directors in the last six years1.

Board Independence and Diversity
Board Diversity • Three female Directors • One African American Director

The ten Director nominees standing for reelection to the Board have diverse backgrounds, skills and experiences. We believe their varied backgrounds contribute to an effective and well-balanced Board that is able to provide valuable insight to, and effective oversight of, our senior executive team.

1 Two of the six Directors were appointed pursuant to an agreement with a Shareholder. They served from December 2022 to November 2023.

Director Nominee Skills and Experience

Public company CEO (current or former)
3
Corporate executive leadership
9
Other public company board experience
8
Packaging or consumer packaged goods business experience
4
International business experience
8
Manufacturing experience
7
Finance or accounting experience
9
Information security experience
3
Artificial Intelligence experience
1

Governance Best Practices

The Board of Directors is committed to implementing and maintaining strong corporate governance practices. The Board continually adopts emerging best practices in governance that enhance the effectiveness of the Board and our management and that serve the best interests of the Company’s Shareholders. The Corporate Governance section beginning on page 28 describes our governance framework. We call your attention to the following best practices.

✓	Annual election of all Directors
✓	Resignation policy applicable to Directors who do not receive a majority of votes cast in uncontested elections
✓	Mandatory retirement policy for Directors
✓	Proxy access
✓	Active outreach and engagement with Shareholders throughout the year
✓	Overboarding limits
✓	Robust Board refreshment with six new independent Directors joining the Board in the last six years[1]
✓	9 of 10 Directors independent – all key committees consisting solely of independent Directors
✓	Independent Lead Director with broad authority
✓	Executive sessions of independent Directors held regularly
✓	Annual review of Committee charters and Corporate Governance Guidelines
✓	Robust stock ownership guidelines for Directors and Named Executive Officers
✓	Prohibition on all pledging and hedging of the Company’s stock by Directors, Officers and other insiders
✓	Annual Say-on-Pay vote
✓	Code of Business Conduct and Ethics that applies to Directors and employees
✓	No supermajority voting requirement to amend By-Laws
✓	Shareholder right to call special meetings
✓	No poison pill
✓	Review of sustainability/environmental, social and governance (“ESG”) policy matters assigned to Nominating and Corporate Governance Committee and review of the Company’s ESG disclosures and reporting assigned to Audit Committee
✓	Board oversight of information security and artificial intelligence risks
✓	Annual update from Management to the Board on the Company’s political contributions and annual public disclosure of candidate contributions pursuant to published policy

1 Two of the six Directors were appointed pursuant to an agreement with a Shareholder. They served from December 2022 to November 2023.

Shareholder Engagement

The Company has developed a multi-platform Shareholder engagement program that results in active dialogue with both current and prospective investors globally.  Major elements of the program include individual or group investor meetings, scheduled teleconferences, participation in institutional investor conferences and investor visits to Company manufacturing, research and development or administrative facilities.  Topics of discussion at these events (subject to applicable disclosure regulations) include long-term strategy, financial information, recent and pending acquisitions and divestitures, major trends and issues affecting the Company’s businesses, industry dynamics, executive compensation, sustainability and corporate governance, among other matters.  Periodically, the Company hosts investor day events, which may also include facility tours. The Company also cultivates relationships with the stewardship teams of its index-based Shareholders.  In discussions with current and prospective Shareholders, our engagement includes eliciting Shareholder perspectives on our long-term strategy, financial performance, capital allocation policies and business portfolio, among other matters.  We estimate that during 2025 we had direct engagement with investors owning well over 60% of the Company’s outstanding shares. The Company is included in the S&P 400 MidCap Index.

Sustainability – Environmental and Social Responsibility

Sustainability is a priority within the Company's strategic approach. Under the general direction of the Board and in accordance with its charter, the Nominating and Corporate Governance Committee regularly reviews and assesses the Company's sustainability programs, policies and practices. Similarly, the Audit Committee reviews the Company’s main sustainability disclosures, reports and audits, as well as management’s assessment and measurement of the Company’s progress towards achieving its sustainability goals and objectives. Robust governance frameworks govern all facets of the business, with a particular emphasis on sustainability. In addition to the responsibilities of the Board Committees described above, the Company monitors its sustainability efforts through a Corporate Governance & Sustainability Committee, comprising senior Company executives.

In 2020, Crown established its comprehensive Twentyby30TM program, setting 20 measurable goals that the Company would attempt to reach by 2030 or sooner. These objectives encompass multiple aspects of sustainability and reflect areas which may be material to the Company’s business as well as areas where it believes it can create notable impact. Structured within five core program pillars of: Climate Action, Resource Efficiency, Optimum Circularity, Working Together and Never Compromise, these initiatives include efforts such as making operational improvements in energy, water and waste and elevating our focus on material use efficiency, recycling, responsible and ethical sourcing and food safety.

The Company’s main raw material inputs, aluminum and steel, offer unparalleled sustainability credentials for packaging not only due to their superior recycling rates and recycled content, but also because both materials are infinitely recyclable, meaning they can be recycled repeatedly with no loss of physical properties or quality. This reuse into new containers or other metal products saves raw materials, energy and CO2 emissions. Most of the products made by the Company’s Transit Packaging Division use a high degree of recycled content, and many are made from 100% recycled material. In fact, the group recycles hundreds of millions of pounds of plastic every year for use in its products.

Crown acknowledges that its sustainability efforts rely on collaboration throughout the value chain. The Company works to positively influence its upstream value chain by communicating its comprehensive environmental supplier standards. These standards grant the Company oversight of and visibility into the environmental practices of our suppliers, and the Company expects all suppliers to comply with them. Third-party risk assessments and audits further reinforce the Company’s commitment to sustainability in its raw material supply chains.

The Company issued its most recent complete Sustainability Report in June 2025. The report uses the Global Reporting Initiative’s 2021 guidelines and is available in full at:

www.crowncork.com/sustainability/reporting.

This report detailed progress within the Company’s Twentyby30 program through 2024, which included the following:

•	Climate Action
•	Reached goal of reducing absolute GHG emissions from our supply chain (Scope 3) by 16%.
•	Reached goal of reducing Volatile Organic Compound (VOC) emissions by 10% per unit of product.
•	Resource Efficiency - Crown reduced its water consumption by 15% compared to its 2019 baseline, which is 75% of the way toward its goal of reducing water usage 20%.
•	Optimum Circularity – Crown reduced the overall global average weight of its standard (12oz or 330ml) beverage cans by 8%, which is 80% of the way toward the Company's goal of a 10% reduction by 2030.
•	Working Together – Crown achieved an overall 7% reduction in its Total Recordable Incident Rate to move it 34% closer to its overall safety goal for employees.
•	Never Compromise –Crown successfully validated nearly 100% of its core raw materials and service suppliers by spend as compliant with its Responsible and Ethical Sourcing policies and requirement, exceeding the 75% target for 2025.

In 2025, the Company received recognition of its sustainability efforts from several sources, including:

•	Earned a spot on America’s Best Employers 2025 (and again in 2026) by Forbes
•	Among Forbes’ Net Zero Leaders 2025
•	Received a gold award at the Global ESG Awards in Dubai in 2025
•	Recognized again within America’s Most Responsible Companies 2025 by Newsweek
•	Received the Outstanding Supplier Award at TCP Group’s Sustainability Forum 2025

The Company’s next Sustainability Report will be issued in 2026 and will use the Global Reporting Initiative’s 2021 guidelines, which are effective for reports or other materials published on or after January 1, 2023. As with any material risk to the Company, Crown closely manages risks and opportunities that climate change and the transition to a low-carbon economy could create for the Company.

Information Security

The Company places a high priority on securing its confidential business information, as well as the confidential business information and personal information that we receive from and store about our business partners and employees.

The Company has resources in place to prevent, protect against, detect, respond to and recover from information security incidents. The Company has information security compliance procedures in place to manage information security risk and conducts frequent security awareness training for all Company employees. This program provides training and testing at least annually on information security. To respond to the threat of security breaches and cyberattacks, the Company maintains a program, overseen by the Company’s Chief Information Security Officer (“CISO”), that is designed to protect and preserve the confidentiality, integrity and continued availability of all information owned or controlled by the Company. This program also includes a cyber incident response plan that provides controls and procedures for timely and accurate reporting of any material information security incident. The Company undergoes annual third-party security testing to gain an independent view of the strength of our information security defenses and audits its information technology and security compliance procedures annually in order to comply with the requirements of the Sarbanes Oxley Act. Third party security consultants engaged by the Company for this purpose are best-in-class industry leaders in the information security industry that use standard cyber security frameworks such as NIST Cyber Security Framework and ISO 27001 standards. The Company also maintains an information security risk insurance policy.

The Board, the Audit Committee and Company management share top-level responsibility for management of information security risk. Day-to-day oversight rests with the Company’s CISO, who reports to the Company’s Chief Financial Officer. The Audit Committee, which is tasked with oversight of certain risk issues, including information security risk, receives two to four reports annually from the Company’s senior leadership, including the CISO, that includes an information security dashboard and discussion of emerging risks and trends. The Audit Committee then briefs the Board on these matters. The full Board receives a presentation, usually annually, from the Company’s senior leadership on information security matters. The Company has conducted training programs for Board members to enhance our Directors’ literacy on information security issues.

Proposal 2 – Ratification of Appointment of Independent Auditors

As a matter of good corporate governance, the Company asks its Shareholders to ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent auditors for 2026. The following table summarizes the fees PwC billed to the Company for 2025.

Audit Fees	Audit-Related Fees	Tax-Related Fees	All Other Fees
$9,168,000	$430,000	$1,010,000	$15,000

Additional information in the section titled “Principal Accountant Fees and Services” and the Audit Committee Report may be found on pages 70 and 71.

Proposal 3 – Advisory Vote to Approve Executive Compensation

At the 2025 Annual Meeting, the Say-on-Pay resolution with respect to Named Executive Officer (“NEO”) compensation received a favorable vote of approximately 92%. Accordingly, the general approach to the compensation of our NEOs, including the Chief Executive Officer (“CEO”), remained largely unchanged. See the Compensation Discussion and Analysis (“CD&A”) section that begins on page 34. Below is a summary of the CEO’s compensation for 2023, 2024 and 2025. Compensation for Mr. Donahue and the other NEOs is more fully described in the Summary Compensation Table on page 52.

Name and Position	Year	Salary	Grant Date Projected Value of Unvested Restricted Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value	All Other Compensation	Total Compensation
Timothy Donahue President and Chief Executive Officer	2025	$1,450,000	$8,627,475	$4,205,000	$3,158,490	$60,398	$17,501,363
	2024	1,425,000	7,979,960	4,132,500	0	80,690	13,618,150
	2023	1,370,000	7,671,945	2,820,488	0	65,790	11,928,223

The lump-sum present value calculations required to be included for all of our NEOs in this Proxy Statement for certain components of Total Compensation (e.g., Change in Pension Value) are affected strongly by interest rates. Future changes in interest rates could cause significant changes in the lump-sum value of such benefits. See page 59, footnote 5, for more information about interest rate sensitivity. Note also that not all of the pension benefits payable to our NEOs will be paid in a lump sum.

Pay-for-Performance Alignment – Performance-Based Compensation

The Company has developed an executive compensation program that is ownership-oriented and that rewards the attainment of specific annual and long-term goals that will result in improvement in shareholder value. Approximately two-thirds of our NEOs’ share awards are performance-based. Vesting is based on two performance metrics: the Company’s relative total shareholder return (“TSR”) against a published index of company peers (the Dow Jones U.S. Containers & Packaging Index) and the Company’s return on invested capital (“ROIC”). Annual incentive bonuses are also based on two performance metrics: the Company’s modified operating cash flow (“MOCF”) and its economic profit.

The Company notes the following outcomes for the performance-based components of its compensation program for its NEOs:

Performance-Based Share Vestings

o	Based on the Company’s performance for the measurement period related to the vesting of performance-based shares in 2026, the Company’s NEOs, including the CEO, received TSR-based awards that were 99% above target and received ROIC-based awards that were 20% above target.

o	In 2025, the NEOs forfeited 100% of the TSR-based awards and 30% of the ROIC-based awards made in 2022.

o	Over the last ten years, aggregate performance share vestings have ranged from 0% of target to 165% of target in accordance with the outcome of the relevant objective metrics, with the average annual aggregate payout over the period at 107%.

Annual Incentive Bonus

Reflective of the Company’s record performance in respect of reportable Segment Income1 and cash flow generation over the last few years:

o	For 2025, based on the Company’s over-performance on the MOCF and economic profit components of the annual incentive bonus, corporate-level NEOs (including the CEO) received bonuses that were 100% above target.

o	The Company’s corporate-level NEOs received annual incentive bonuses for 2024 that were 100% above target and for 2023 that were 52.5% above target.

The Company views these outcomes as demonstrative of the Company’s “pay-for-performance” philosophy.

1 A reconciliation of reportable Segment Income to Income before Income Taxes can be found on page 86 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Elements of Total Direct Compensation

The allocation of 2025 total direct compensation for our CEO and for our other NEOs among the various components of compensation is set forth in the following charts that highlight the Company’s emphasis on “at risk” and equity-based compensation.

Executive Compensation Best Practices

WHAT WE DO

✓ Maintain a Compensation Committee comprised entirely of independent Directors

✓ Use the 50th percentile of our peer group’s total direct compensation as a guidepost for our NEOs’ total direct compensation, considering position and responsibilities, seniority and years of experience in the position

✓ Review pay and performance alignment annually

✓ Target and provide a majority of the direct compensation paid to our NEOs in performance-based compensation

✓ Allocate approximately two-thirds of compensation under the Company’s long-term incentive plan to performance-based share awards and approximately one-third to time-based share awards

✓ Vest performance-based shares on the basis of two metrics (relative total shareholder return and return on invested capital)

✓ Base payouts under the Company’s Annual Incentive Bonus Plan on the achievement of specified levels of economic profit and modified operating cash flow

✓ Maintain stock ownership and holding period requirements for our NEOs

✓ Pursuant to our compensation recovery policy (the “Compensation Recovery Policy”) for incentive compensation paid or awarded on or after October 2, 2023, we may recover from certain current or former executive officers, including our NEOs, the amount of any erroneously awarded cash- or equity-based compensation paid on the basis of the achievement of financial performance measures in the event of an accounting restatement, without regard to whether the NEO engaged in intentional misconduct or fraud. The Compensation Recovery Policy applies in addition to any other rights of recovery under any similar policy, including under the Company’s general clawback policy pursuant to which the Company may recoup non-equity incentive bonus payments and performance-based equity awards from NEOs in the event of certain acts of misconduct.

✓ Engage an independent compensation consultant for our Compensation Committee

✓ Annually review the independence of the compensation consultant retained by the Compensation Committee

✓ Utilize tally sheets to review, for each NEO, total compensation, compensation mix, internal pay equity, total value of Company stock held by the NEO, payouts under certain potential termination scenarios and the aggregate value of retirement benefits and interest rate sensitivity of retirement benefits

✓ Hold annual Say-on-Pay votes

✓ Include a sustainability criterion for the Board’s annual evaluation of the CEO

WHAT WE DON’T DO

✗ Allow carry-forward or banking of economic profit or modified operating cash flow achievement in the Company’s Annual Incentive Bonus Plan

✗ Enter into any new employment, severance or separation agreement, or establish any new severance plan or policy covering any NEO that provides for cash severance benefits exceeding 2.99 times the sum of the NEO’s base salary plus target bonus, without seeking Shareholder ratification of such agreement, plan or policy

✗ Use subjective individual qualitative factors in determining annual bonuses for our NEOs

✗ Include any tax gross-up provisions in our executive employment agreements

✗ Provide excessive perquisites

✗ Permit any form of hedging or pledging of Company stock

✗ Count unexercised stock options or unearned performance shares toward the achievement of ownership guidelines

Please read the CD&A, beginning on page 34, for a more detailed description of the Company’s executive compensation program.

Proposal 4 – Consideration of Shareholder Proposal Regarding Shareholder Right to Act by Written Consent

Mr. John Chevedden has advised he intends to present a Shareholder proposal regarding Shareholder right to act by written consent. See page 74.

The Board has carefully considered this Shareholder proposal and recommends that you vote AGAINST Proposal 4.

QUESTIONS & ANSWERS ABOUT THE 2026 ANNUAL MEETING

Why am I receiving these materials?

The Company is providing you this Proxy Statement, the accompanying Proxy Card and a copy of our Annual Report for the year ended December 31, 2025, containing audited financial statements, in connection with our Annual Meeting of Shareholders or any adjournments or postponements of the Annual Meeting. The Meeting will be held on April 30, 2026 at 9:30 a.m. Eastern Time at the Tampa Marriott Water Street located at 505 Water Street, Tampa, Florida. As a Shareholder of the Company, you are cordially invited to attend the Annual Meeting and are encouraged to exercise your right to vote on the matters described in this Proxy Statement. The accompanying Proxy is solicited on behalf of the Board of Directors of the Company. We are mailing this Proxy Statement and the accompanying Proxy Card and Annual Report to our Shareholders on or about March 23, 2026.

What is a Proxy?

A Proxy is your legal designation of another person to vote the shares that you own in accordance with your instructions. The person you appoint to vote your shares is called a Proxy Holder. On the Proxy Card you will find the names of the persons designated by the Company to act as Proxy Holders to vote your shares at the Annual Meeting. The Board is asking you to allow any of the persons named as Proxy Holders on the Proxy Card (all of whom are Officers of the Company) to vote your shares at the Annual Meeting. The Proxy Holders must vote your shares in the manner you instruct.

Who is entitled to vote?

Only Shareholders as of the close of business on March 10, 2026 (“Record Date”) are entitled to receive notice of, to attend and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Each Shareholder has one vote per share on all matters to be voted on. As of the Record Date, there were 112,241,962 shares of Common Stock outstanding.

What is the difference between a “record owner” and a “beneficial owner”?

Record Owners: If your shares are registered directly in your name with EQ Shareowner Services, the Company’s stock transfer agent, you are considered the “Shareholder of record” or “record owner” with respect to those shares. You vote your shares directly via a Proxy Card or in person at the Annual Meeting. You also may participate in and vote at the Annual Meeting with no prior authorizations required.

Beneficial Owners: If your shares are held in an account at a brokerage firm, bank or trust as custodian on your behalf, you are considered the “beneficial owner” of those shares. Your shares are registered on the Company’s books in the name of the brokerage firm, bank or trust, or its nominee. Shares held in this manner are commonly referred to as being held in “street name.” As the beneficial owner of the shares, you have the right to direct your broker, bank or trustee how to vote your shares by using the voting instruction form (“VIF”) provided by them to you along with this Proxy Statement. You also are invited to attend the Annual Meeting. However, because a beneficial owner is not the Shareholder of record, you may not vote these shares in person at the Annual Meeting, or participate in the Annual Meeting, unless you obtain a legal proxy from the broker, bank or trust who is the Shareholder of record, or holds a legal proxy from the Shareholder of record, giving you the right to vote the shares at the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

Shareholders will vote on four proposals at the Annual Meeting:

•	the election of Directors
•	the ratification of the appointment of the Company’s independent auditors for the fiscal year ending December 31, 2026
•	the “Say-on-Pay” vote
•	if properly presented, a Shareholder proposal regarding Shareholder right to act by written consent

The Company also will consider any other business that properly comes before the Annual Meeting in accordance with Pennsylvania law and the Company’s By-Laws.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares:

•	“FOR” each of the nominees for election to the Board
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2026
•	“FOR” the advisory resolution to approve the compensation of the Named Executive Officers as disclosed in this Proxy Statement
•	“AGAINST” the Shareholder proposal regarding Shareholder right to act by written consent

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a Proxy to the Proxy Holders named on the Proxy Card, they will have the discretion to vote your shares in their best judgment with respect to any additional matters properly brought before the Annual Meeting in accordance with Pennsylvania law and the Company’s By-Laws. Also, if for any reason any of our nominees are not available as candidates for Director, the Proxy Holders will vote the Proxies for any other candidate or candidates who may be nominated by the Board.

How do I vote my shares?

You may vote your shares by Proxy or in person.

You may vote by Proxy:

•	by the Internet, at the web address provided on page 1 of this Proxy Statement or on your Proxy Card or VIF; or
•	by telephone, using the toll-free number listed on page 1 of this Proxy Statement or on your Proxy Card/VIF; or
•	by mail, by marking, signing, dating and mailing your Proxy Card/VIF and returning it in the envelope provided. If you return your signed Proxy Card/VIF but do not mark the boxes showing how you wish to vote, your shares will be voted FOR Proposals 1 through 3 and AGAINST Proposal 4.

You may vote in person:

•	with no prior authorization, if you are a record owner;
•	with a legal proxy from the brokerage firm, bank or trust that holds your shares in street name, if you are a beneficial owner.

The deadline for voting by telephone or electronically through the Internet is 11:59 p.m. Eastern Time, April 29, 2026.

Will my shares be voted if I do not provide my Proxy?

It depends on whether you are a record owner or beneficial owner. If you are a record owner, your shares will NOT be voted unless you provide a Proxy or vote in person at the Annual Meeting. For beneficial owners who hold shares in street name through brokerage firms, those firms generally have the authority to vote their clients’ unvoted shares in their discretion on certain routine matters. For example, if you are a beneficial owner and you do not provide voting instructions, your brokerage firm may vote your shares with respect to the ratification of the appointment of independent auditors (Proposal 2), as this matter is considered routine under the applicable New York Stock Exchange (“NYSE”) rules. All other matters to be voted on at this year’s Annual Meeting are not considered routine, and your broker cannot vote your shares on those non-routine matters without your instruction (“broker non-votes”).

Beneficial Owners: The Company urges you to instruct your broker, bank or trust on how to vote your shares.

What constitutes a quorum?

The presence, in person or by Proxy, of Shareholders entitled to cast a majority of votes will be necessary to constitute a quorum for the transaction of business at the Annual Meeting. WITHHOLD votes with respect to Director nominees and abstain votes on the other proposals will be counted in determining the presence of a quorum, as will shares subject to broker non-votes if the broker votes the shares on a routine matter, such as the ratification of the appointment of the Company’s independent auditors (Proposal 2).

Under Pennsylvania law and the Company’s By-Laws, ABSTAIN votes and broker non-votes are not considered to be “votes cast” and, therefore, although they will be counted for purposes of determining a quorum, they will not be given effect either as FOR or WITHHOLD / AGAINST votes.

What vote is needed for the election of Directors, and what is the policy with respect to the resignation of Directors who do not receive a majority of the votes?

With regard to Proposal 1, Shareholders may vote FOR or WITHHOLD with respect to the election of Directors. Directors are elected by a plurality of the votes cast, in person or by Proxy, subject to the Company’s By-Law provision described below. The Company’s By-Laws set forth the procedures if a Director nominee does not receive at least a majority of votes cast in an uncontested election of Directors where a quorum is present. In an uncontested election, an incumbent Director nominee who receives the support of less than a majority of the votes cast at an Annual Meeting, although deemed to have been elected to the Board by plurality vote, must promptly tender his or her resignation to the Board. In an uncontested election, if a nominee who is not an incumbent does not receive the vote of at least a majority of the votes cast, the nominee will be deemed to have been elected to the Board by plurality vote and to have immediately resigned.

For this purpose, “majority of votes cast” means the number of shares voted FOR a Director’s election exceeds 50% of the total number of votes cast with respect to the Director’s election. “Votes cast” includes only FOR and WITHHOLD votes. Under Pennsylvania law and the Company’s By-Laws, broker non-votes are not considered to be “votes” and, therefore, will not be given effect either as FOR or WITHHOLD votes in the context of Proposal 1.

The Nominating and Corporate Governance Committee will evaluate the tendered resignation of an incumbent Director who does not receive a majority vote in an uncontested election and make a recommendation to the Board as to whether the resignation should be accepted. The Board will act on the tendered resignation and publicly disclose its decision within 90 days from the date of certification of election results. If the Board does not accept the incumbent’s resignation, such Director will continue to serve until the next Annual Meeting and until his or her successor is duly elected and qualified or until such Director’s earlier death, resignation or removal. If the Board accepts the Director’s resignation, the Board may fill the resulting vacancy or decrease the size of the Board pursuant to the Company’s By-Laws. To be eligible to stand for election, each nominee who agrees to be nominated must agree in writing to be bound by the By-Law resignation provisions in the event the nominee does not receive a majority of the votes cast in an uncontested election.

What vote is needed to approve all other proposals?

Proposals 2, 3 and 4 require a FOR vote of a majority of the votes cast, in person and by Proxy, in order to be approved.

ABSTAIN votes and broker non-votes will not be considered as votes cast and will have no effect on the outcome of the votes on these proposals.

Can I change or revoke my vote after I have delivered my Proxy?

Yes. If you are a record owner, prior to the Annual Meeting you may change your vote by submitting a later-dated Proxy in one of the manners authorized and described in this Proxy Statement (by Proxy Card, via the Internet or by telephone). You also may give a written notice of revocation to the Company’s Corporate Secretary, so long as it is delivered to the Corporate Secretary at the Company’s principal executive offices prior to the beginning of the Annual Meeting, or given to the Corporate Secretary at the Annual Meeting prior to the time your Proxy is voted at the Annual Meeting. You also may revoke any Proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person by ballot. If you are a beneficial owner, please follow the instructions provided by your broker, bank or trust as to how you may change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Who can attend the Annual Meeting?

Only Company employees and Shareholders as of the March 10, 2026 Record Date may attend the Annual Meeting. Record owners may attend without any prior authorization. If you are a beneficial owner, to be admitted to the Annual Meeting you will need proof of beneficial ownership satisfactory to the Company in the form of a statement from the brokerage firm, bank or trust or a legal proxy from that institution showing you as a beneficial owner of Company shares or as the sole legal proxy of a beneficial owner. All Annual Meeting attendees may be asked to present valid, government-issued photo identification, such as a driver’s license or passport, before entering the Annual Meeting. Attendees will be subject to security inspections and will be required to comply with other security and procedural measures in place at the Annual Meeting. Please arrive early enough to allow yourself adequate time to clear security. You will not be allowed to use video or audio recording devices in the Annual Meeting. Representatives of the Company will be at the entrance to the Annual Meeting, and these representatives will be authorized on the Company’s behalf to determine whether the admission policies and procedures are being followed and whether you will be granted admission to the Annual Meeting.

Health Protocols:

For the health and safety of our Shareholders and employees, we ask that you follow all applicable health orders in place at the time of the Annual Meeting. As the state of applicable health orders are subject to change following the date of this Proxy Statement, we encourage Shareholders who plan to attend the Annual Meeting in person to review the latest guidance from the Centers for Disease Control and Prevention and the Florida Department of Health, as well as the Company’s website at:

www.crowncork.com/investors/governance/proxy-online

prior to attending. Individuals experiencing cold/flu-like symptoms should not attend the Annual Meeting in person but are encouraged to vote prior to the meeting using one of the other methods described under “How do I vote my shares?” above.

Where can I find voting results of the Annual Meeting?

The Company will announce the preliminary voting results at the Annual Meeting and publish the final results in a Form 8-K or Form 10-Q filed with the Securities and Exchange Commission (“SEC”) within four business days after the date of the Annual Meeting.

Who conducts the Proxy solicitation, and how much will it cost?

The Company has engaged D.F. King to assist in the solicitation of Proxies for a fee of $10,000 plus reimbursement for out-of-pocket expenses and certain additional fees for services rendered in connection with such solicitation. Certain Officers and employees of the Company also may solicit Proxies by mail, telephone, Internet or facsimile or in person without any extra compensation. The Company bears the cost of soliciting Proxies.

What is the deadline for proposals for consideration or for nominations of individuals to serve as Directors at the 2027 Annual Meeting of Shareholders?

Proposals to be Considered for Inclusion in the Company’s Proxy Materials:

In order to be considered for inclusion in the Proxy Statement for the Company’s 2027 Annual Meeting of Shareholders, any Shareholder proposal intended to be presented at that meeting, in addition to meeting the shareholder eligibility and other requirements of the SEC rules governing such proposals, must be received in writing, via Certified Mail – Return Receipt Requested, by the Office of the Corporate Secretary, Crown Holdings, Inc., Hidden River Corporate Center Two, 14025 Riveredge Drive, Suite 300, Tampa, FL 33637 not later than November 23, 2026.

Director Nominations for Inclusion in the Company’s Proxy Materials (Proxy Access):

Under certain circumstances, Shareholders may submit nominations for Directors for inclusion in the Company’s proxy materials by complying with the proxy access requirements in the Company’s By-Laws, which require nominations to be submitted in writing, via Certified Mail – Return Receipt Requested, and received at the above address not before October 24, 2026 nor after November 23, 2026.

Shareholders who intend to solicit proxies in support of Director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Securities Exchange Act of 1934 must provide notice that sets forth the information required by Rule 14a-19 no later than March 1, 2027. If the date of the 2027 Annual Meeting changes by more than 30 calendar days from the date of the Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the tenth calendar day following public announcement by the Company of the date of the 2027 Annual Meeting.

Other Business and Director Nominations to Be Brought Before the 2027 Annual Meeting of Shareholders:

The Company’s By-Laws currently provide that a Shareholder of record at the time that notice is given to the Company and who is entitled to vote at an annual meeting may bring business before the meeting or nominate a person for election to the Board of Directors if the Shareholder gives timely notice of such business or nomination. To be timely, and subject to certain exceptions, notice in writing to the Corporate Secretary must be delivered or mailed, via Certified Mail – Return Receipt Requested, and received at the above address not before October 24, 2026 nor after November 23, 2026. The notice must describe various matters regarding the nominee or proposed business. Any Shareholder desiring a copy of the Company’s By-Laws will be furnished one copy without charge upon written request to the Corporate Secretary.

How can I access the Proxy materials on the Internet?

The Company has made available copies of the following materials at the Company’s website at:

www.crowncork.com/investors/governance/proxy-online

•	this Proxy Statement
•	the Proxy Card relating to the Annual Meeting of Shareholders
•	the Annual Report to Shareholders

Information included on the Company’s website, other than this Proxy Statement, the Proxy Card and the Annual Report to Shareholders, is not part of the Proxy soliciting materials.

Whom should I contact to obtain a copy of the Annual Report on Form 10-K?

The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 with the SEC on February 27, 2026. A copy of the Company’s Annual Report on Form 10-K was included as part of the Annual Report to Shareholders that you received along with the proxy materials. Any Shareholder can obtain a copy of the Annual Report, including the financial statements and schedules thereto and a list describing all the exhibits not contained therein, without charge. Requests for copies of the Annual Report should be sent to: Investor Relations Department, Crown Holdings, Inc., Hidden River Corporate Center Two, 14025 Riveredge Drive, Suite 300, Tampa, FL 33637 or you may call toll free 888-400-7789. Copies in electronic format of the Company’s Annual Report and filings with the SEC are available at the Company’s website in the “For Investors” section at www.crowncork.com/investors/reports-filings.

PROPOSAL 1: ELECTION OF DIRECTORS

The Proxy Holders shall vote the shares with respect to the nominees listed below, all of whom are now Directors of the Company, to serve as Directors for the ensuing year or until their successors shall be elected. None of the persons named as a nominee for Director has indicated that he or she will be unable or will decline to serve. In the event that any of the nominees are unable or decline to serve, which the Nominating and Corporate Governance Committee of the Board of Directors does not believe will happen, the Proxy Holders will vote with respect to the remaining nominees and others who may be nominated by the Board of Directors.

The Articles of Incorporation and By-Laws of the Company provide for a Board of Directors consisting of between 7 and 15 Directors, as determined by the Board of Directors. The Board of Directors has fixed the number of Directors at 10. It is intended that the Proxies will be voted for the election of the 10 nominees named below as Directors, and no more than 10 will be nominated by the Board. If all 10 Director nominees are elected, 9 of the Directors, representing 90% of the Board, will be “independent” as defined in the NYSE listing standards.

The Board is committed to regular review of its composition to ensure that the Board continues to have the right mix of skills, background and tenure. Four of the Company’s independent Directors nominated for re-election have joined the Board in the last six years as a result of a Board refreshment process during the period where Director candidates were identified through Board, Shareholder and third-party search firm input.1 Our ongoing Board refreshment strategy has further strengthened and diversified the skills and experiences of the Board. The Board believes that the collective combination of backgrounds, skills and experiences of its members has produced a Board that is well-equipped to exercise oversight responsibilities for the Company’s Shareholders and to help guide the Company to achieve its long-term strategic objectives.

Under the Company’s Corporate Governance Guidelines, no Director will commence a term of Board service if the Director is over 75 years old unless the Board determines that an additional term of Board service would be in the best interests of the Company.

The names of this year’s nominees and information concerning them and their associations as of March 10, 2026, as furnished by the nominees, follow. The principal occupations and the directorships stated include the nominees’ occupations and directorships with any U.S. publicly traded companies or registered investment companies during the last five years.

The Board of Directors Recommends that Shareholders Vote FOR Election of Each of the Nominees Named Below.

1 Two additional Directors joined the Board in 2022 pursuant to an agreement with a Shareholder and resigned in November 2023.

Name	Age	Principal Occupation	Year Became Director
Timothy J. Donahue (e)	63	Chairman, President and Chief Executive Officer of the Company	2015
Michael P. Doss (a)	59	Former President and Chief Executive Officer of Graphic Packaging Corporation; also a Director of Regal Rexnord Corporation; former Director of Sealed Air Corporation	2026
Richard H. Fearon (c) (ncg)	69	Former Vice Chairman and Chief Financial and Planning Officer and Director of Eaton Corporation; also Lead Director of Avient Corporation and a Director of Waters Corporation and CRH plc	2019
Andrea J. Funk (a) (c)	56	Executive Vice President and Chief Financial Officer of EnerSys; former Chief Executive Officer of Cambridge-Lee Industries	2017
Stephen J. Hagge (c) (e) (ncg)	74	Former President, Chief Executive Officer and Director of AptarGroup; also Chairman of CF Industries Holdings	2019
B. Craig Owens (a) (e) (ncg)	71	Former Chief Financial Officer and Chief Administrative Officer of Campbell Soup Company; also a Director of AptarGroup	2019
Angela M. Snyder (a) (c)	61	Former President of Fulton Financial Corporation and Fulton Bank; also a Director of Fulton Bank	2022
Caesar F. Sweitzer (a) (e) (ncg)	75	Former Senior Advisor and Managing Director of Citigroup Global Markets	2014
Marsha C. Williams (c) (e)	74	Former Senior Vice President and Chief Financial Officer of Orbitz Worldwide; also Chairperson of Modine Manufacturing Company	2022
Dwayne A. Wilson (a) (c)	67	Former Senior Vice President of Fluor Corporation; also a Director of Sterling Infrastructure, Ingredion Incorporated and DT Midstream	2020
(a) Member of the Audit Committee		(c) Member of the Compensation Committee
(e) Member of the Executive Committee		(ncg) Member of the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for leading the search for individuals qualified to become members of the Board of Directors and recommending candidates to the Board as Director nominees. The Board desires a diverse membership, including with respect to race, gender, nationality and ethnicity as well as professional background and geographic and industry experience. The Nominating and Corporate Governance Committee assesses each potential nominee’s overall mix of experiences, qualifications, perspectives, talents, education and skills as well as each potential nominee’s ability to contribute to the Board and to enhance the Board’s decision-making processes. Independence is a key factor when considering the Director nominees, as are critical thinking skills, practical wisdom and mature judgment in the decision-making process. For a description of the identifying and evaluating procedures of the Nominating and Corporate Governance Committee, see “Corporate Governance – Nominating and Corporate Governance Committee.” The Board believes that each of the nominees listed above has the sound character, integrity, judgment and record of achievement necessary to be a member of the Board. In addition, each of the nominees has exhibited the ability to operate constructively with the other members of the Board and to challenge and question management in a productive way.

The Board believes, moreover, that each nominee brings a strong and unique background and skill set to the Board, giving the Board, as a whole, competence and experience in diverse areas. These areas include organizational leadership; public company board service; manufacturing; finance; management in the packaging, food and beverage sectors and other relevant industries; international business and markets; information security and artificial intelligence. Four of the ten nominees are or have been Chairs of U.S. public company Boards of Directors. The Board believes that the following specific experiences, qualifications and skills, together with the aforementioned attributes, qualify each of the nominees listed above to serve as a Director.

Timothy Donahue. Mr. Donahue was elected Chairman by the Board following the 2022 Annual Meeting and assumed the position of CEO of the Company in 2016. He has served as a member of the Board since 2015 and in other executive positions with the Company for over 35 years. He gives the Board seasoned leadership and an in-depth knowledge of the Company, especially its international business. He also brings to the Board an intimate understanding of the operations and finances of the Company from his prior experience as the Company’s Chief Operating Officer and Chief Financial Officer.

Michael Doss. Mr. Doss brings to the Board substantial senior executive leadership and management experience in the packaging industry as well as comprehensive knowledge of manufacturing, logistics, supply chain operations, public company governance, international business, strategic initiatives, mergers and acquisitions, cyber security risk management and IT expertise and human capital management from his role as the former President and Chief Executive Officer of an NYSE-listed global consumer packaging company and other prior management positions. Mr. Doss also serves as a director of another NYSE-listed company.

Richard Fearon. Mr. Fearon, the former Vice Chairman and CFO of an NYSE-listed global, diversified manufacturing company, brings to the Board comprehensive knowledge of financial accounting and extensive experience in financial reporting, corporate finance and capital markets, corporate development, strategic planning, mergers and acquisitions, risk management and investor relations. He also oversaw his company’s information security program for more than 10 years and chaired its senior management committee on information security. In addition, his service as Lead Director of an NYSE-listed global provider of specialized polymers also provides significant governance experience. Mr. Fearon also serves as a director of two other NYSE-listed companies.

Andrea Funk. Ms. Funk’s experience as Executive Vice President and Chief Financial Officer of an NYSE-listed international manufacturing company and as former CEO and CFO of an international manufacturing and distribution business brings to the Board significant expertise in the areas of financial reporting, corporate finance and capital markets, treasury, capital allocation, risk management, operations, investor relations, mergers and acquisitions and strategic planning. This, along with Ms. Funk’s prior experience in public accounting, enhances her contributions to the Audit Committee and qualifies her as an “audit committee financial expert” within the meaning of SEC regulations. Ms. Funk serves on the steering committee at her company that is charged with: establishing the strategy, governance, resource allocation and performance metrics for artificial intelligence (AI), identifying and prioritizing AI use cases throughout the organization and selecting external partners to support these efforts.

Stephen Hagge. Mr. Hagge, the Company’s Independent Lead Director and Chair of the Nominating and Corporate Governance Committee, brings to the Board substantial leadership and management experience in the packaging industry, public company governance, operations, international business, strategic initiatives and risk management from his roles as former CEO, CFO and COO of an NYSE-listed global packaging manufacturer. Mr. Hagge also serves as Chairman of another NYSE-listed company.

B. Craig Owens. Mr. Owens’ extensive experience in the consumer food and beverage industries, including his former service as the CFO and Chief Administrative Officer of a leading NYSE-listed international consumer food company, brings to the Board significant financial expertise, including all aspects of financial reporting, accounting, corporate finance and capital markets, as well as significant experience in strategic planning, business integration and operations, and in managing supply chain organizations. In his roles as CFO for several companies, he had over 15 years of senior-level management responsibility for information security. He also recently completed a Director-level certification course in information security. Mr. Owens has considerable knowledge of the retail industry having served as CFO of a leading international grocery retailer. His experience qualifies him as an “audit committee financial expert” within the meaning of SEC regulations, and he chairs the Audit Committee. Mr. Owens also serves as a director of another NYSE-listed company.

Angela Snyder. Ms. Snyder brings to the Board extensive experience in the banking sector, leadership and management, strategic planning, risk management and corporate governance through her prior roles as President of a NASDAQ-listed financial holding company and its banking subsidiary. Ms. Snyder also serves as a director of the banking subsidiary. She possesses more than 30 years of experience in the financial services industry.

Caesar Sweitzer. Mr. Sweitzer spent over 35 years in finance, primarily as an investment banker focusing on industrial companies. Mr. Sweitzer brings to the Board significant knowledge of the global packaging industry as well as finance and investment matters, such as acquisitions, dispositions and corporate finance. Mr. Sweitzer’s experience qualifies him as an “audit committee financial expert” within the meaning of SEC regulations.

Marsha Williams. Ms. Williams brings to the Board extensive experience in strategic planning, corporate finance, operations, mergers and acquisitions, investor relations, information technology, liquidity management, risk management and corporate governance through her prior roles as Chief Financial Officer and Chief Administrative Officer of companies in diverse industries. Ms. Williams also serves as Chairperson of a publicly-listed company. In this role, Ms. Williams has accumulated extensive knowledge of corporate governance, global finance, capital management, internal controls and human resources, including significant experience in the financial markets in which the Company competes for financing. Ms. Williams serves as Chair of the Compensation Committee.

Dwayne Wilson. Mr. Wilson brings to the Board over 36 years of senior management experience at a leading NYSE-listed construction and engineering company. Mr. Wilson has gained a broad range of experience and exposure to a number of diverse end markets, and the Company benefits from his knowledge and perspective, particularly in the areas of manufacturing, technology, operational excellence and engineering. Mr. Wilson also serves as a director of three other publicly-listed companies.

The educational backgrounds of each of the Company’s Directors can be found on our website at www.crowncork.com/investors/governance/board-directors.

DIRECTOR COMPENSATION

The following table lists 2025 Director compensation for all independent Directors who received compensation as Directors in 2025. Compensation for Mr. Donahue, the Company’s Chief Executive Officer, is reported in the Summary Compensation Table included in the Executive Compensation section below. Mr. Donahue does not earn additional compensation for his service as Director or for his service as Chairman.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Richard Fearon	$125,000	$160,000	$285,000
Andrea Funk	125,000	160,000	285,000
Stephen Hagge	156,250	160,000	316,250
James Miller (3)	66,250	80,000	146,250
B. Craig Owens	130,000	160,000	290,000
Angela Snyder	125,000	160,000	285,000
Caesar Sweitzer	125,000	160,000	285,000
Marsha Williams	117,500	160,000	277,500
Dwayne Wilson (4)	120,000	160,000	280,000
(1)	Each Director may defer receipt of all, or any part, of his or her cash compensation until termination of service as a Director. At the election of the Director, deferred cash compensation amounts are paid in either a lump sum or quarterly installments over a period of either 5 or 10 years and are credited with interest at the prime rate until distributed.
(2)	The annual grant of Company Common Stock for 2025 consisted of $160,000 of Company Common Stock under the 2022 Stock-Based Incentive Compensation Plan and was paid on a quarterly basis. The number of shares paid each quarter is determined based on the average of the closing market price of the Company’s Common Stock on each of the second through sixth business days following the date on which the Company publicly released its quarterly results. Each Director may defer receipt of all, or any part, of his or her annual stock grant until termination of service as a Director. At the election of the Director, deferred stock compensation amounts are paid in cash in either a lump sum or quarterly installments over a period of either 5 or 10 years and are credited in cash with dividends when paid. Mr. Wilson deferred $160,000 in stock awards in 2025.
(3)	Mr. Miller retired as a Director of the Company in May 2025.
(4)	Mr. Wilson elected to defer 100% of the stock award payable for 2025 and such shares were credited to his Deferred Stock Account. Dividends are credited to his Deferred Stock Account on the applicable date that such dividends are paid.

The Board periodically receives benchmarking data regarding director compensation from Pay Governance LLC, an executive compensation consulting firm, and uses the 50th percentile of its peer group’s target total cash compensation and target total direct compensation as a market check in determining director compensation. For 2026, Directors who are not employees of the Company will receive annual cash base fees, grants of Company Common Stock and cash committee fees in the amounts set forth as follows.

Cash Base Fee	$105,000
Equity Grant	165,000
Supplemental Cash Committee Fees:
• Audit Committee - Chair	25,000
• Audit Committee - Other Members	15,000
• Compensation Committee and Nominating and Corporate Governance Committee - Chair	20,000
• Compensation Committee and Nominating and Corporate Governance Committee - Other Members	10,000
Independent Lead Director Fee	40,000

Directors do not receive any additional fees for their service on the Executive Committee. There are no Board or committee meeting attendance fees. Directors are reimbursed by the Company for travel and related expenses they incur in connection with their service on the Board and its committees.

Under the Company’s Corporate Governance Guidelines, after five years of service on the Board, independent Directors are expected to own Company Common Stock having a market value of at least five times the cash base annual Director’s fee. As of March 10, 2026, each independent Director with more than five years of service on the Board satisfies this requirement.

Non-employee Directors may participate in the Company’s Deferred Compensation Plan for Directors which permits Directors to defer receipt of all, or any part, of their cash Director fees and/or stock awards. Deferred amounts are recorded in a notional bookkeeping account for the benefit of each Director that participates in the plan. Cash deferred fees accrue interest quarterly at the prime interest rate as reported in The Wall Street Journal. Stock deferrals are credited with dividends when paid. When a Director ceases to be a member of the Board, the Director’s account will be paid in cash in either a lump sum or quarterly installments over five or ten years as elected by the Director. The right of any Director to receive payments under the plan is an unsecured claim against the general assets of the Company.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table shows, as of March 10, 2026, the number of shares of Company Common Stock beneficially owned by each person or group that is known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock.

Name and Address	Amount of Common Stock of the Company Owned Beneficially, Directly or Indirectly	Percentage of Outstanding Shares (1)
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	12,066,049	10.8%
BlackRock, Inc. (3) 50 Hudson Yards New York, NY 10001	9,847,960	8.8%
FMR LLC (4) 245 Summer Street Boston, MA 02210	8,787,602	7.8%
(1)	Percentages are derived based upon 112,241,962 shares of Common Stock outstanding as of March 10, 2026.
(2)	This information is based upon a Schedule 13G filing with the SEC on August 12, 2024 made by The Vanguard Group setting forth information as of July 31, 2024. The Vanguard Group, an investment advisor, reported that it may be deemed to be the beneficial owner of 12,066,049 shares of the Company’s Common Stock. The Vanguard Group reported that it had sole dispositive power with respect to 11,900,275 shares, including 63,971 shares for which it had shared voting power, and shared dispositive power with respect to 165,774 shares.
(3)	This information is based upon a Schedule 13G filing with the SEC on January 21, 2026 made by BlackRock, Inc. setting forth information as of December 31, 2025. BlackRock, Inc., a parent holding company, reported that it may be deemed to be the beneficial owner of 9,847,960 shares of the Company’s Common Stock. BlackRock, Inc. reported that it had sole dispositive power with respect to 9,847,960 shares, including 9,420,995 shares for which it had sole voting power.
(4)	This information is based upon a Schedule 13G filing with the SEC on November 12, 2024 made by FMR LLC setting forth information as of September 30, 2024. FMR LLC, a parent holding company, reported that it may be deemed to be the beneficial owner of 8,787,602 shares of the Company’s Common Stock. FMR LLC reported that it had sole dispositive power with respect to 8,787,602 shares.

The following table shows, as of March 10, 2026, the number of shares of Common Stock beneficially owned by each Director; the Company’s Chief Executive Officer, Chief Financial Officer and the three other Executive Officers who were the highest paid during 2025; and all Directors and Executive Officers as a group. The Directors and Executive Officers of the Company have sole voting and dispositive power with respect to the securities of the Company listed in the table below.

Name	Amount of Common Stock of the Company Owned Beneficially, Directly or Indirectly	Percentage of Outstanding Shares (1)
Kevin Clothier	80,509	*
Adam Dickstein	66,720	*
Timothy Donahue	466,851	*
Michael Doss	0	*
Richard Fearon (2)	12,077	*
Andrea Funk	17,110	*
Gerard Gifford	108,777	*
Stephen Hagge	10,884	*
Djalma Novaes	86,669	*
B. Craig Owens (3)	13,223	*
Angela Snyder	6,388	*
Caesar Sweitzer	24,460	*
Marsha Williams	7,320	*
Dwayne Wilson	5,512	*
Directors and Executive
Officers as a Group of 18	1,017,749	0.9%
* Less than 1%
(1)	Percentages are derived based upon 112,241,962 shares of Common Stock outstanding as of March 10, 2026.
(2)	Includes 16 shares of Common Stock held by the Fearon Family Trust, of which Mr. Fearon is a trustee and a beneficiary.
(3)	Includes 2,000 shares of Common Stock held by The B Craig Owens Rev Trust U/A 1/25/08, of which Mr. Owens is a trustee and a beneficiary.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and certain officers to file reports of holdings and transactions in Company stock with the SEC. Based on our records and other information, we believe that in fiscal 2025 all of the Company’s Directors and Executive Officers met all applicable Section 16(a) filing requirements with one exception. On January 10, 2025, Adam Dickstein, the Company’s Senior Vice President and General Counsel, filed a Form 4 to report a restricted stock award of 15,221 shares that was originally granted on January 3, 2025 and the reporting of 1,919 shares transferred to the Company for tax withholding in connection with the vesting of restricted stock and the disposition of 3,025 shares back to the Company on January 6, 2025. The reporting was delayed due to an administrative error.

CORPORATE GOVERNANCE

Meetings of the Board of Directors. In 2025, there were seven meetings of the Board of Directors. Each Director during his or her term of service attended at least 75% of the aggregate meetings of the Board and of the committees on which he or she served.

Attendance at the Annual Meeting. Under the Company’s Corporate Governance Guidelines, Directors are expected to attend the Company’s Annual Meeting of Shareholders. In 2025, each of the Directors serving on the Board at the time attended the Annual Meeting of Shareholders.

Director Independence. The Board has determined that all Directors standing for election, with the exception of Timothy Donahue, the Company’s Chairman and Chief Executive Officer, are independent under the listing standards of the NYSE. The Board made this determination based on the absence of any of the express disqualifying criteria set forth in the listing standards that require a majority of the Board nominees to be independent Directors.

In making the foregoing determinations, the Board considered the Directors’ affiliations with the Company or third parties and Company payments to such parties. For Mr. Doss, the Board considered his role as a Director of Regal Rexnord and ordinary course of business purchases of conveyors by the Company from Regal Rexnord. For Mr. Fearon, the Board considered his role as a Lead Director of Avient Corporation and ordinary course of business purchases of plastisol sealing compounds and lubricants by the Company from Avient. For Ms. Funk, the Board considered her role as an Officer of EnerSys and ordinary course of business purchases by the Company of batteries and related accessories from EnerSys. For Mr. Wilson, the Board considered his role as a Director of Ingredion Incorporated and ordinary course of business purchases of dry bag material for making adhesive used in corrugated paper and products purchased for re-sale by the Company from Ingredion. None of these relationships or transactions fell within the NYSE listing standards disqualifying criteria.

Board Leadership and Risk Oversight. Mr. Donahue has been the Chairman of the Board since 2022 and the Chief Executive Officer of the Company since 2016. Mr. Hagge, who has been the Chair of the Nominating and Corporate Governance Committee and the Independent Lead Director of the Board since 2025, presides over meetings of the executive sessions of the independent Directors.

The Board has carefully considered its leadership structure and believes that the Company and its Shareholders are best served by having Mr. Donahue serve as both Chairman of the Board and Chief Executive Officer. This structure gives the Board and management unified leadership and direction, and is tailored to present a single, clear focus for the execution of the Company’s strategic initiatives and business plans. In addition, because Mr. Donahue manages the day-to-day operations of the Company and is responsible for executing the Company’s business strategy, the Board believes it is most functional and efficient that Mr. Donahue presides at the meetings of the Board. Moreover, the Board believes that its other structural features, including nine independent Directors among the slate of ten Directors standing for election at the Company’s Annual Meeting, regular meetings of independent Directors in executive session, key committees consisting wholly of independent Directors and an Independent Lead Director with a wide range of duties, provide for substantial independent oversight of the Company’s management.

Mr. Hagge serves as Chair of the Nominating and Corporate Governance Committee and as the Independent Lead Director of the Board. The Independent Lead Director is an independent Director designated by the other independent Directors of the Board and has a range of duties, including, among other things:

•	presiding at all meetings of the Board in the Chairman’s absence;
•	presiding at all executive sessions of the Board’s independent Directors;
•	serving as a liaison between the Chairman of the Board and the Board’s independent Directors;
•	providing the Chairman with input on and approving the agendas and schedules for meetings of the Board and its committees;
•	advising the Chairman as to the quality, quantity and timeliness of the flow of information from senior management that is necessary for the independent Directors to effectively and responsibly perform their duties, including specifically requesting the inclusion of certain information in the materials provided for the Board by senior management when appropriate;
•	calling executive sessions of the Board’s independent Directors when appropriate;
•	being available for consultation with the Chairman regarding the concerns of the other Directors;
•	being available for consultation with members of senior management regarding the concerns of any members of senior management;
•	being available for consultation and direct communication with Shareholders and other interested parties when appropriate;
•	interviewing Director candidates and making recommendations to the Nominating and Corporate Governance Committee and the Board;
•	leading the Board’s evaluation of the Chairman of the Board; and
•	serving a leading role in the Board’s annual self-assessment.

The Board’s current leadership structure includes Audit, Compensation and Nominating and Corporate Governance Committees that are each chaired by and composed solely of independent Directors.

The Board is responsible for providing oversight of the Company’s Executive Officers’ responsibilities to assess and manage the Company’s risk, including its credit risk, liquidity risk, reputational risk, climate risk, information security risk, risks related to artificial intelligence and risk from adverse fluctuations in foreign exchange and interest rates and commodity prices. The Board periodically meets in person with the Executive Officers regarding the Company’s risks and ways to mitigate such risks. In addition, the Audit Committee periodically reviews with management, internal audit and independent auditors the adequacy and effectiveness of the Company’s policies for assessing and managing risk.

Director Stock Ownership, Anti-Pledging and Anti-Hedging. Under the Company’s Corporate Governance Guidelines, after five years of service on the Board, independent Directors are expected to own Company Common Stock having a market value of at least five times the cash base annual Director’s fee. As of March 10, 2026, each Director with five or more years of service on the Board owned the required minimum level of Common Stock. The Company’s Corporate Governance Guidelines prohibit Directors, Officers and other insiders from all forms of pledging or hedging transactions relating to Company Common Stock.

Board Committees. The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The Board has approved written charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee that can be found at www.crowncork.com/investors/governance. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee conducts a self-evaluation and review of its charter annually.

Audit Committee. In 2025, the Audit Committee had nine meetings. The Audit Committee provides assistance to the Board in discharging its responsibilities in connection with the oversight of the financial accounting practices and internal controls of the Company and represents the Board in connection with the services rendered by the Company’s independent auditors. The Audit Committee also has explicit responsibilities with respect to ESG and information security. The current members of the Audit Committee are Mss. Funk and Snyder and Messrs. Doss, Owens, Sweitzer and Wilson. Mr. Owens serves as Chair of the Audit Committee. The Board has determined that the Directors who serve on the Audit Committee are all independent under the listing standards of the NYSE and that Ms. Funk and Messrs. Owens and Sweitzer are “audit committee financial experts” within the meaning of SEC regulations.

Compensation Committee. In 2025, the Compensation Committee had three meetings. The Compensation Committee is responsible for the review of the executive compensation program and succession planning and carries out the responsibilities of the Board in its oversight of the Company’s human capital resources. The current members of the Compensation Committee are Mss. Funk, Snyder and Williams and Messrs. Fearon and Hagge, each of whom is independent under the listing standards of the NYSE. Ms. Williams serves as Chair of the Compensation Committee. For further discussion regarding the Compensation Committee’s processes and procedures for the consideration of executive compensation, see the CD&A beginning on page 34.

Nominating and Corporate Governance Committee. There were two meetings of the Nominating and Corporate Governance Committee in 2025. The Nominating and Corporate Governance Committee is responsible for leading the search for individuals qualified to become members of the Board and recommending to the Board individuals as Director nominees. The Committee also oversees the annual self-evaluation process of the Board and its committees, makes recommendations to the Board regarding the membership of the Board committees and performs other corporate governance functions, such as strategic review of the Company’s ESG policies, programs and practices. The current members of the Nominating and Corporate Governance Committee are Messrs. Fearon, Hagge, Owens and Sweitzer, each of whom is independent under the listing standards of the NYSE. Mr. Hagge serves as Chair of the Nominating and Corporate Governance Committee.

Consistent with the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee seeks Director nominees committed to upholding the highest standards of personal and professional integrity and representing the interests of all Shareholders, not particular Shareholder constituencies. The Committee identifies nominees for Director by first evaluating the current members of the Board willing to continue in service. In addition, the Committee regularly assesses the appropriate size of the Board, whether any vacancies on the Board are expected because of retirement or otherwise and whether the Board needs Directors with particular skills or experience. To identify and evaluate potential candidates for the Board, the Committee solicits ideas for possible nominees from a number of sources, which may include current Board members, senior-level Company executives and professional search firms. The Committee also will consider candidates properly submitted by Company Shareholders. Candidates for the Board are evaluated through a process that may include background and reference checks, personal interviews with members of the Committee and a review of each candidate’s qualifications and other relevant characteristics. The same identifying and evaluating procedures apply to all candidates for Director, whether submitted by Shareholders or otherwise. The Nominating and Corporate Governance Committee and the Board desire to maintain the Board’s diversity and consider factors such as race, gender, nationality and ethnicity, as well as professional backgrounds and geographic and industry experiences. The Committee does not intend to nominate representational Directors but instead considers diversity given the characteristics of the Board in its entirety.

The Company is committed to thoughtful board refreshment and ongoing board succession planning. Over the last six years, six new independent Directors have been added to the Company’s Board of Directors: Mr. Wilson in 2020 and Mss. Williams and Snyder and Messrs. Lynn and Teno in 2022,1 and Mr. Doss in 2026. The Nominating & Corporate Governance Committee is assisted by an independent search firm and has interviewed candidates and appointed new Directors identified through Director, Shareholder and independent search firm input in recent years.

Shareholders who wish to suggest qualified candidates may write, via Certified Mail – Return Receipt Requested, to the Office of the Corporate Secretary, Crown Holdings, Inc., Hidden River Corporate Center Two, 14025 Riveredge Drive, Suite 300, Tampa, FL 33637 stating in detail the qualifications of the persons they recommend. Shareholders must include a letter from each person recommended affirming that he or she agrees to serve as a Director of the Company if elected by Shareholders. Each of these submissions should comply with the additional requirements of the Company’s By-Laws. However, through its own resources, the Committee expects to be able to identify an ample number of qualified candidates. See “Questions and Answers about the 2026 Annual Meeting” for information on bringing nominations for the Board of Directors at the 2027 Annual Meeting.

Executive Sessions of the Board. Pursuant to the Company’s Corporate Governance Guidelines, the independent Directors of the Company meet periodically at regularly scheduled executive sessions without management. There is at least one scheduled executive session each year where the Chairman is not present to allow the other Directors to evaluate his performance as Chairman. The Independent Lead Director chairs such meetings.

Code of Business Conduct and Ethics. The Company has a Code of Business Conduct and Ethics that applies to all Directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.crowncork.com/investors/policies/code-business-conduct-and-ethics, and is available in English and 16 other languages. The Company intends to disclose updates to, and waivers of, the Code of Business Conduct and Ethics on the Company’s website. All employees with Company e-mail addresses (which includes all of the Company’s salaried employees) are required to complete annual training on the Code and certify compliance. The Company also expects certain third parties, including suppliers, to abide by the principles of the Code of Business Conduct and Ethics in the manner set forth in the Company’s Supplier Code of Conduct, which is available on the Company’s website at www.crowncork.com/investors/policies/supplier-code-conduct in English and 20 other languages. The Company also maintains a Business Ethics Line (“CBE Line”), which is accessible via telephone and a web-based portal, as a means of raising concerns or seeking advice related to the Company’s Code of Business Conduct and Ethics and other policies. The CBE Line is available to all employees worldwide, as well as third parties, such as vendors, suppliers and customers. Persons who report potential violations through the CBE Line may choose to remain anonymous (unless prohibited by local law) and all such reports are kept confidential to the extent practicable in connection with the investigation. The CBE Line is administered by an independent third-party provider, Mitratech. To access the CBE Line, visit https://report.syntrio.com/crowncork.

1 Messrs. Lynn and Teno, who were appointed to the Board in 2022 pursuant to an agreement with a Shareholder, subsequently resigned from the Board in November 2023.

Communications with the Board of Directors. Shareholders and other interested parties who wish to send communications on any topic to the Independent Lead Director, the independent Directors or the Board as a whole may do so by writing c/o Office of the Corporate Secretary, Crown Holdings, Inc., Hidden River Corporate Center Two, 14025 Riveredge Drive, Suite 300, Tampa, FL 33637. Communications will be forwarded to the Directors if they relate to substantive matters and include information, suggestions or comments that the Independent Lead Director, with the assistance of the Corporate Secretary, deems appropriate for consideration by the Directors.

Company Website. The Company’s Corporate Governance Guidelines and the Charters of the Audit, Compensation and Nominating and Corporate Governance Committees are available on the Company’s website at www.crowncork.com/investors/governance.

Equity Award Timing Policies and Practices. We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation.

Human Capital Resources. The Company’s global workforce is the backbone of its business and is the focus of the Working Together pillar of the Company’s Twentyby30 sustainability program. The Company has built a Total Safety Culture that provides the framework for all health and safety initiatives across the Company and empowers employees to take a proactive role in their safety and that of their peers. The Company’s engagement level, as measured by its employee engagement survey, is on par with its external benchmark. About three-quarters of the Company’s employees (both salaried and hourly) shared their feedback and three out of four respondents expressed positive sentiment. For more information, see “Human Capital” on page 5 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Human Rights Policy. The Company has a Human Rights Policy covering all employees, Directors and Officers of the Company and its affiliates worldwide that is overseen by the Board of Directors. The Human Rights Policy is available on the Company’s website at www.crowncork.com/investors/policies/human-rights-policy, and is available in English and 16 other languages.

Information Security. See “Information Security” on page 8 in the Proxy Statement Summary.

Insider Trading Policy. The Company has an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to the Company and its personnel, including officers, directors, all employees of the Company and its subsidiaries, and other covered persons (the “Insider Trading Policy”). We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Proxy Access. The Company’s proxy access By-Law permits Shareholders owning 3% or more of the Company’s Common Stock for a period of at least three years to nominate up to the greater of 20% of the Board of Directors or two Directors, and include these nominations in the Company’s proxy materials, for election at an Annual Meeting of Shareholders, subject to the relevant requirements in the Company’s By-Laws. The number of Shareholders who may aggregate their shares to meet the 3% ownership threshold is limited to 20.

Shareholder Engagement. See “Shareholder Engagement” on page 6 in the Proxy Statement Summary.

Sustainability. See “Sustainability – Environmental and Social Responsibility” on page 6 in the Proxy Statement Summary.

Transactions with Related Persons. The Nominating and Corporate Governance Committee is charged with reviewing and approving or ratifying all transactions with related persons by Directors and Executive Officers required to be disclosed under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (“Regulation S-K”). The written Company policy pertaining to related party transactions is included in the Company’s Corporate Governance Guidelines.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation program together with a description of the material factors underlying the decisions that resulted in the compensation provided for 2025 to the Company’s Chief Executive Officer (“CEO”), the Company’s Chief Financial Officer, and the other three Executive Officers who were the highest paid during 2025 (collectively, “Named Executive Officers” or “NEOs”). The names of the Company’s 2025 NEOs and their titles at year-end are:

•    Timothy J. Donahue – President and Chief Executive Officer

•    Kevin C. Clothier – Senior Vice President and Chief Financial Officer

•    Gerard H. Gifford – Executive Vice President and Chief Administrative Officer1

•    Djalma Novaes, Jr. – Executive Vice President and Chief Operating Officer2

•    Adam J. Dickstein – Senior Vice President, General Counsel and Corporate Secretary

The following discussion and analysis contains statements regarding individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s executive compensation program and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

2025 Say-on-Pay Vote Results. At our Annual Meeting of Shareholders held in May 2025, we held an advisory Shareholder Say-on-Pay vote on the 2024 compensation of our NEOs. Approximately 92% of the shares voted at last year’s Annual Meeting were voted FOR our Say-on-Pay resolution, approving the compensation of our NEOs. The Board’s Compensation Committee (the “Committee”) believes the results of the Say-on-Pay vote show strong support for the performance-based and ownership-oriented compensation philosophy that the Committee utilizes. Accordingly, the Committee did not change its general approach to executive compensation in 2025. Although the advisory Shareholder vote on executive compensation is non-binding, the Committee will continue to take the outcome of this annual vote into consideration when making compensation decisions for our NEOs.

1 Mr. Gifford served as the Company’s Executive Vice President and Chief Operating Officer until June 30, 2025, when he assumed the role listed above.

2 Mr. Novaes served as the Company’s President – Americas Division until June 30, 2025, when he assumed the role listed above.

At-Risk Compensation. Our executive compensation program is based on our “pay-for-performance” philosophy, as outlined in the following table, with the majority of our NEOs’ total direct compensation “at risk” and tied to the accomplishment of performance objectives.

Compensation Element	Basis for Measurement	Alignment with Pay-for-Performance Philosophy
Annual Cash Compensation
Base Salary	Individual performance based on primary duties and responsibilities and market competitiveness.	Competitive compensation is required to attract and retain highly qualified executives.
Annual Incentive Bonus	Economic profit and modified operating cash flow.	Use of economic profit and modified operating cash flow metrics drives long-term operating performance and long-term increase in shareholder value.
Long-Term Equity Compensation
Performance-Based Restricted Stock Awards (approximately two-thirds of total long-term equity compensation)	Total shareholder return relative to a published index of industry peers and return on invested capital versus an absolute target, in each case measured over a three-year performance period.

Provides incentive to outperform and deliver superior shareholder returns relative to peers and to efficiently utilize the Company’s capital. Aligns NEOs with interests of Shareholders and promotes commitment to the long-term performance of the Company.

Time-Based Restricted Stock Awards (approximately one-third of total long-term equity compensation)	Long-term stock price appreciation.	Aligns NEOs with interests of Shareholders and promotes commitment to the long-term performance of the Company.

The allocation of 2025 target total direct compensation for our CEO and for our other NEOs among these various components is set forth in the materials on page 11 in the Proxy Statement Summary that highlight the Company’s emphasis on “at risk” and equity-based compensation.

Pay-for-Performance Alignment – Performance-Based Compensation. The Company has developed an executive compensation program that is ownership-oriented and that rewards the attainment of specific annual and long-term goals that will result in improvement in shareholder value. Approximately two-thirds of our NEOs’ share awards are performance-based. Vesting is based on two performance metrics: the Company’s relative total shareholder return (“TSR”) against a published index of industry peers and the Company’s return on invested capital (“ROIC”). Annual incentive bonuses are also based on two performance metrics: the Company’s modified operating cash flow (“MOCF”) and its economic profit.

The Committee notes the following outcomes for the performance-based components of its compensation program for the Company’s NEOs:

Performance-Based Share Vestings

o	Based on the Company’s performance for the measurement period related to the vesting of performance-based shares in 2026, the Company’s NEOs, including the CEO, received TSR-based awards that were 99% above target and received ROIC-based awards that were 20% above target.
o	In 2025, the NEOs forfeited 100% of the TSR-based awards and 30% of the ROIC-based awards made in 2022.
o	Over the last ten years, aggregate performance share vestings have ranged from 0% of target to 165% of target in accordance with the outcome of the relevant objective metrics, with the average annual aggregate payout over the period at 107%.

Annual Incentive Bonus

Reflective of the Company’s record performance in respect of reportable Segment Income1 and cash flow generation over the last few years:

o	For 2025, based on the Company’s over-performance on the MOCF and economic profit components of the annual incentive bonus, corporate-level NEOs (including the CEO) received bonuses that were 100% above target.
o	The Company’s corporate-level NEOs received annual incentive bonuses for 2024 that were 100% above target and for 2023 that were 52.5% above target.

The Company views these outcomes as demonstrative of the Company’s “pay-for-performance” philosophy.

Role of the Compensation Committee. The Committee currently comprises five Directors, all of whom are independent under the NYSE listing standards. During 2025, the Committee members were Andrea Funk, Stephen Hagge, James Miller2, Angela Snyder, Marsha Williams and Dwayne Wilson. The Committee has responsibility for succession planning and for determining and implementing the Company’s philosophy with respect to executive compensation. To implement this philosophy, the Committee oversees the establishment and administration of the Company’s executive compensation program. The Committee operates under a written charter adopted by the Board of Directors. A copy of this charter is available on the Company’s website at www.crowncork.com/investors/governance/compensation-committee-charter.

1 A reconciliation of reportable Segment Income to Income before Income Taxes can be found on page 86 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

2 Mr. Miller retired in 2025 and left the Committee on February 26, 2025.

Compensation Philosophy and Objectives. The Committee maintains a “pay-for-performance” philosophy toward executive compensation. One of the guiding principles of this “pay-for-performance” philosophy is that the executive compensation program should enable the Company to attract, retain and motivate a team of highly qualified executives who will create long-term value for Shareholders. To achieve this objective, the Committee has developed an executive compensation program that is ownership-oriented and that rewards the attainment of specific annual and long-term goals that will result in improvement in shareholder value. To that end, the Committee believes that the executive compensation program should include both cash and equity-based compensation that rewards specific performance by the Company. In addition, the Committee continually monitors the effectiveness of the program to ensure that the compensation provided to executives remains competitive relative to the compensation paid to executives in a peer group comprising select companies in the container and packaging industry and other manufacturing companies.

The Committee annually evaluates the components of the compensation program as well as the desired mix of compensation among these components. The Committee believes that a substantial portion of the direct compensation paid to the Company’s NEOs should be at risk, contingent on the Company’s operating and stock market performance. Consistent with this philosophy, the Committee will continue to place significant emphasis on stock-based and performance-based compensation in an effort to more closely align compensation with shareholder interests and increase executives’ focus on the Company’s long-term performance. Accordingly, the annual incentive bonus is determined by operating metrics that drive long-term growth and shareholder value, and approximately two-thirds of the value of the restricted stock granted in 2025 under the Company’s long-term incentive plan is tied to performance of the Company’s TSR versus that of a published index of industry peers and return on invested capital versus the Company’s projected three-year average of return on invested capital.

Stock Ownership Guidelines and Share Retention Policy. Consistent with the Committee’s stock ownership-oriented compensation philosophy and its focus on long-term performance, the Company maintains stock ownership guidelines under which our NEOs are expected to own Company Common Stock with a minimum value equal to a multiple of base salary, as set forth in the following table.

Stock Ownership Guidelines Applicable to NEOs
Position	Multiple of Base Salary
CEO	6x
All other NEOs	3x

Until the ownership requirement is satisfied, an NEO is required to retain 50% of the after-tax number of shares of any Common Stock received as the result of an option exercise, vesting of restricted shares or issuance of deferred shares. All the NEOs employed by the Company at year-end either owned more than the minimum level of Common Stock or were otherwise in compliance with the stock ownership guidelines.

Stock Holding Period. Under the Company’s Corporate Governance Guidelines, an NEO is required to retain 50% of the after-tax number of shares of Common Stock received as the result of a restriction lapse for a period of two years.

Prohibition of Hedging and Pledging. Under the Company’s Corporate Governance Guidelines, the Company’s Directors, Officers and other insiders may not engage in any form of hedging or pledging transactions with respect to Company securities.

Committee Process. The Committee meets as often as necessary to perform its duties and responsibilities. During 2025, the Committee met three times. The Committee usually meets with the CEO and, when appropriate, with other Company Officers and outside advisors. In addition, the Committee periodically meets in executive session without management present.

Setting of Meeting Agenda. The Committee’s meeting agenda is normally established by the Committee Chair in consultation with the CEO and the Chief Human Resources Officer. Committee members receive and review materials in advance of each meeting. Depending on the meeting’s agenda, such materials may include: financial reports regarding the Company’s performance, reports on achievement of corporate objectives, reports detailing executives’ stock ownership and stock awards and information regarding the compensation programs and compensation levels of certain peer group companies.

Use of Tally Sheets. The Committee reviews tally sheets when setting annual compensation for the NEOs. These tally sheets allow the Committee to review each NEO’s compensation on an aggregate basis and to see how a change in any one component affects each NEO’s total compensation. For 2025, the Committee used the tally sheet information to review total compensation, the current mix of compensation (e.g., cash versus equity), issues of internal pay equity, total value of Company stock held by each NEO, payouts under certain potential termination scenarios, the aggregate value of retirement benefits and interest rate sensitivity of retirement benefits.

Retention of Compensation Consultants. The Committee’s charter authorizes the Committee, in its sole discretion, to retain, oversee and terminate consultants to assist it in the evaluation of compensation for the NEOs. The Committee has sole authority to approve the fees and other retention terms of any such consultants.

Role of Executive Officers in Compensation Decisions. The Committee makes all decisions regarding the CEO’s compensation. Decisions regarding the compensation of other NEOs are made by the Committee in consultation with, and upon the recommendation of, the CEO. In this regard, the CEO provides the Committee with evaluations of business goals and objectives and executive performance and recommendations regarding salary levels, equity grants and other incentive awards.

Executive Compensation Consultant. Pursuant to its authority under its charter to retain compensation consultants, the Committee engaged Pay Governance LLC (“Pay Governance”), an executive compensation consulting firm, to act as its independent advisor with respect to 2025 compensation decisions.

Consultant Independence. All services provided by Pay Governance to the Committee are conducted under the direction and authority of the Committee, and all work performed by Pay Governance must be pre-approved by the Committee. Pay Governance does not provide any other services to the Company, and neither Pay Governance nor the individuals affiliated with Pay Governance who provide services to the Company own any shares of the Company’s Common Stock. There are no personal or business relationships between the Pay Governance consultants and any executive of the Company. In addition, there are no personal relationships between the Pay Governance consultants and any member of the Committee. Pay Governance maintains a detailed conflict of interest policy in order to ensure that compensation committees receive conflict-free advice.

Use of Benchmarking. In advising the Committee regarding 2025 compensation for our NEOs, Pay Governance developed competitive compensation levels by establishing a benchmark match for each NEO position in the competitive market. Competitive levels were developed for the following elements of pay:

•	base salary
•	target annual incentive
•	target total cash compensation (base salary plus target annual incentive)
•	long-term equity incentives

•	target total direct compensation (target total cash compensation plus the target value of long-term equity incentives)
•	annualized value of retirement benefits
•	target total remuneration (target total direct compensation plus the annualized value of retirement benefits)

Peer Group Composition. In establishing its benchmarks for each of the NEOs with respect to 2025 compensation, Pay Governance gathered data for 18 companies defined as the “Peer Group.” Members of the Peer Group are manufacturing companies of similar scope and are generally from the following three categories: (i) other container and packaging industry companies, (ii) current or potential suppliers to the Company and (iii) current or potential customers of the Company. The Peer Group comprised the following companies:

• Amcor	• Keurig Dr Pepper
• Avery Dennison Corporation	• O-I Glass
• Ball Corporation	• Packaging Corporation of America
• Campbell Soup Company	• PPG Industries
• Colgate Palmolive Company	• Sealed Air Corporation
• Eastman Chemical Company	• Silgan Holdings
• Graphic Packaging	• Smurfit Westrock
• Greif	• Sonoco Products Company
• International Paper	• The Sherwin-Williams Company

To provide a broader frame of reference, Pay Governance also analyzed each NEO position against general industry data. Specific benchmark levels were developed using regression analysis to size-adjust the general industry data.

Compensation Strategy for CEO.  The evaluation of the CEO’s performance and the setting of his compensation is one of the fundamental duties of the Committee. In determining the CEO’s compensation for 2025, the Committee evaluated the CEO’s performance and the Company’s performance in the prior year and since Mr. Donahue became CEO in 2016.  In evaluating the CEO’s performance, the Committee considered the Company’s overall financial, operational and strategic results. In addition, the Committee continued to focus on the Company’s development during Mr. Donahue’s tenure in several key areas that the Committee believes are essential to increase shareholder value, including:

•	Strong operating performance. For 2025, the Company had reportable Segment Income[1] of $1.78 billion – the highest in the Company’s history and the third record-breaking year in a row. Several factors contributed to the Segment Income result, including volume growth in the European Division’s beverage can business and the North American tinplate business along with operational improvements in the Americas Division’s beverage can business.

1 A reconciliation of reportable Segment Income to Income before Income Taxes can be found on page 86 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

•	Strong Cash Flow/Return to Shareholders. Importantly, the Company has converted its increased canmaking capacity and the higher shipments of beverage cans into expanding margins and cash flows, generating record operating cash flow of $1.5 billion that helped to reduce total debt by $0.6 billion while returning $0.6 billion to shareholders in the form of dividends and share repurchases in 2025. Since 2021, the Company has returned more than $3.0 billion to Shareholders and reduced shares outstanding by 16.8%.
•	Investment to Support Growth. The Company has invested almost $3.2 billion since 2021 in capital projects with a focus on growth and operational improvements across its portfolio of businesses. These initiatives have resulted in a 44% increase in Segment Income since 2020, and record operating cash flow in 2025.
•	Focused on the Long-Term. The Company is committed to a strong balance sheet and focused on the long-term health and success of the Company. Since 2021, the Company has de-risked the balance sheet by annuitizing approximately $4 billion in pension liabilities. It has invested $3.2 billion in capital projects to support future growth and strengthen operations while reducing net debt by $2.2 billion.
•	Sustainability. Under Mr. Donahue’s leadership, the Company has strengthened its commitment to reduce its impact on the environment and the communities in which it operates by, among other things, efficiently managing and conserving resources and bringing innovation to the market. The Company has reached the halfway point of its 10-year comprehensive Twentyby30TM sustainability agenda, which distills the material aspects of the Company’s sustainability strategy into 20 measurable goals to be achieved by 2030 or sooner. The Company will be reporting its 2025 results in the upcoming 2025 Sustainability Report. In 2024, Crown has achieved a 26% reduction in Scope 1 and Scope 2 GHG emissions – 51% of the way toward the Company’s goal of a 50% combined reduction by 2030 – and sourced 37% of its total electricity used in 2024 from renewable resources. Water consumption has also decreased by 13% compared to a 2019 baseline. On a wider scale, Crown has taken several steps to advance progress on increasing metals recycling rates and to support industry decarbonization. The Company’s efforts include: participating in panel discussions at New York Climate Week, CRU World Aluminium Conference and at the North-America Green Aluminium Summit in 2025; continuing to support the extension of the “Every Can Counts” recycling initiative globally. In acknowledgement of its continued commitments to sustainability, Crown earned multiple honors in 2025, including earning a spot on America’s Best Employers in 2025 and again in 2026 by Forbes; ranking among Forbes’ Net Zero Leaders 2025 and again landing on the list of America’s Most Responsible Companies 2026 by Newsweek.

CEO Target Compensation. The Committee uses the 50th percentile of the Peer Group’s target total direct compensation as a guidepost in determining CEO compensation.

The specific components of Mr. Donahue’s 2025 compensation were set as follows:

Base Salary	$1,450,000
Target Annual Incentive	2,102,500
Target Long-Term Equity Incentive	8,627,475
Target Total Direct Compensation	12,179,975

In conjunction with the Committee’s emphasis on stock-based compensation, approximately 71% of the CEO’s 2025 target total direct compensation was in the form of Company Common Stock.

Compensation Strategy for NEOs other than the CEO. For 2025, the Committee generally continued to employ a compensation strategy for NEOs (excluding the CEO) based upon market conditions:

•	Pay levels were evaluated relative to the Peer Group as the primary market reference point. In addition, general industry data was reviewed as an additional market reference and to ensure robust competitive data.
•	Target total cash compensation and target total direct compensation levels were set towards the middle range of the Peer Group. The Committee used the 50th percentile of the Peer Group’s target total cash compensation and target total direct compensation as a market check in determining compensation. However, the 50th percentile is a guidepost and not an absolute target.

Components of Compensation. For 2025, the principal components of compensation for NEOs were base salary, annual incentive bonus, long-term equity incentives, retirement benefits and perquisites.

Base Salary. The Company provides NEOs with base salaries to compensate them for services rendered during the year. The Committee recognizes that competitive salaries must be paid in order to attract and retain high-quality executives. Normally, the Committee reviews NEO salaries at the end of each year, with any adjustments to base salary becoming effective on January 1 of the succeeding year. However, in special circumstances, such as a promotion or increased responsibilities, the Committee may act to increase an NEO’s salary during the year.

2025 Base Salaries. The Committee has determined that base salary levels for the NEOs should be targeted towards the middle range of the Peer Group. Consistent with this approach, the Committee approved increases in the base salaries of the NEOs in order to move them in line with the middle range of the Peer Group. Base salaries for each of the NEOs for 2025 were as set forth in the following table.

Name	2025 Base Salary
Timothy Donahue	$1,450,000
Kevin Clothier	805,000
Gerard Gifford	972,000
Djalma Novaes[1]	800,000
Adam Dickstein	675,000

1 The amount presented for Mr. Novaes is his base salary following his promotion to Executive Vice President and Chief Operating Officer.

Annual Incentive Bonus. Annual cash bonuses are included as part of the executive compensation program because, consistent with our “pay-for-performance” philosophy, the Committee believes that a meaningful portion of each NEO’s compensation should be contingent on success in achieving annual goals that drive the long-term operating performance of the Company. NEOs are eligible for annual cash bonuses under our Economic Profit Incentive Plan (the “EP Plan”). For 2025, our NEOs were eligible to receive annual incentive bonuses under the EP Plan upon the achievement of specified levels of economic profit and modified operating cash flow. The Committee believes the use of economic profit and modified operating cash flow as key performance measures under the EP Plan drives the Company’s long-term operating performance and is closely correlated with long-term increase in shareholder value. The maximum payout under the EP Plan is limited to two times the target bonus, with no excess carried forward into subsequent years.

2025 Bonus Opportunities and Results. For 2025, the Committee assigned each NEO an annual target level under the EP Plan together with a maximum annual bonus opportunity as a percentage of each NEO’s base salary. Based upon the Peer Group information provided by Pay Governance and the consideration of NEO performance and internal equity, the Committee determined that the target and maximum bonus opportunities for the NEOs for 2025 should be the same as in 2024, except for Mr. Clothier, whose target bonus was increased from 80% to 90% of base salary, Mr. Novaes, whose target bonus was increased from 80% to 100% in connection with his promotion to Executive Vice President and Chief Operating Officer and Mr. Dickstein, whose target bonus was increased from 70% to 80% of base salary. The 2025 minimum, maximum and target bonus opportunities together with actual bonuses paid to the NEOs were as follows:

Name	Minimum Bonus as a Percentage of Base Salary	Maximum Bonus as a Percentage of Base Salary	Target Bonus as a Percentage of Base Salary	Target Bonus Amount	Actual Bonus Amount
Timothy Donahue	0%	290%	145%	$2,102,500	$4,205,000
Kevin Clothier	0%	180%	90%	724,500	1,449,000
Gerard Gifford	0%	220%	110%	1,069,200	2,138,400
Djalma Novaes[1]	0%	200%	100%	800,000	1,408,000
Adam Dickstein	0%	160%	80%	540,000	1,080,000

Performance Measures. Bonus amounts under the EP Plan were based on the following performance measures:

•	economic profit – defined generally as net operating profit after tax less cost of capital employed as adjusted for certain items, including currency exchange rates and acquisitions/divestitures

1 The data in the first four columns of this chart for Mr. Novaes is for the period following his promotion to Executive Vice President and Chief Operating Officer. His Actual Bonus Amount is a proration for the positions he held (and the applicable bonus percentages) during the year.

•	modified operating cash flow – defined generally as earnings before interest, taxes, depreciation and amortization reduced by capital spending and adjusted for certain items, including changes in year-end trade working capital

Cost of Capital. For purposes of calculating economic profit under the EP Plan, cost of capital employed (also called invested capital) was defined as the average capital employed multiplied by the weighted average cost of capital. Capital employed was generally defined as total assets less non-interest bearing liabilities and is adjusted for certain items. The following items were excluded from capital employed: investments, net goodwill and intangibles, pension and post-employment assets and liabilities and deferred tax assets and liabilities. Invested capital may also be adjusted for additional capital employed at the direction of the Company’s corporate office or in accordance with overall corporate objectives. For 2025, the EP Plan used a cost of capital of 9%, which exceeds the Company’s actual cost of capital.

Weighting of Performance Measures. In early 2025, the Committee established target levels of performance for each performance measure. At year-end, the Committee assessed the actual results versus the targets in determining awards. The Committee must approve all awards, and all awards are subject to review and downward discretionary adjustment by the Committee.

An NEO’s actual bonus amount was determined by: (i) multiplying the NEO’s target bonus amount by the actual percentage earned for each of the two performance measures, (ii) weighting each performance measure in accordance with a pre-specified formula, (iii) adding the results together to determine the overall payout factor and (iv) if applicable, reducing the overall payout to the maximum of 200% of the target bonus amount.

As the achievement of each of economic profit and modified operating cash flow increases in excess of respective performance targets, the percentage of each NEO’s target bonus payable with respect to such performance measure also increases. In the case of modified operating cash flow, up to 125% of the target bonus amount will be paid, in incremental increases, as the achievement level increases from 100% to 110% of the performance target. Conversely, the percentage of the target bonus amount payable with respect to modified operating cash flow decreases as achievement falls below 100% of the applicable performance target, with no amount being payable for achievement levels at or below the threshold of 80% of the applicable performance target. The modified operating cash flow component of the EP Plan was determined based upon actual performance compared to a budgeted modified operating cash flow amount.

The economic profit component of the EP Plan was determined by relating current-year economic profit to prior years economic profit, adjusted for currency fluctuations and divestitures. In the case of economic profit, up to 125% of the target bonus amount will be paid, in incremental increases, as the achievement level increases from 100% to 110% of the performance target. Conversely, the percentage of the target bonus amount payable with respect to economic profit decreases as achievement falls below 100% of the applicable performance target, with no amount being payable for achievement levels at or below the threshold of 80% of the applicable performance target. No portion of the target bonus amount will be paid for economic profit arising from accounting changes or similar non-cash items.

Notwithstanding the ability to earn up to 125% of the target bonus amount under each of the two tests (modified operating cash flow and economic profit), the maximum aggregate bonus opportunity is capped at 200% of the target bonus amount for all NEOs, with no excess carried forward into subsequent years.

Setting of Target Performance Levels. Generally, the Committee attempts to set the target performance levels so that the relative difficulty of achieving the targets is consistent among the NEOs in any one year and for each NEO from year to year. In making this determination the Committee may consider specific circumstances experienced by the Company in prior years or that the Company expects to face in the coming year. For example, with respect to modified operating cash flow, targets may be set below prior year actual results due to the forecasted increases in capital investment (property, plant and equipment and working capital) required for the Company’s capacity expansion, forecasted increases in working capital, higher input costs due to price increases by suppliers and variances in average trade working capital. In addition, target performance levels are subject to adjustment for special circumstances such as currency exchange rate fluctuations, acquisitions and divestitures.

The economic profit and modified operating cash flow thresholds and targets for 2025 were set at the Company level for the CEO, Chief Financial Officer, Chief Administrative Officer, Chief Operating Officer and General Counsel. The applicable thresholds, targets and actual achievement levels for 2025 are set forth for each NEO in the following table.

Name	Economic Profit (in millions)			Modified Operating Cash Flow (in millions)
	Threshold	Target	Actual	Threshold	Target	Actual
Timothy Donahue	$483.7	$604.6	$736.1	$1,154.4	$1,443.0	$1,757.0
Kevin Clothier	483.7	604.6	736.1	1,154.4	1,443.0	1,757.0
Gerard Gifford	483.7	604.6	736.1	1,154.4	1,443.0	1,757.0
Djalma Novaes[1]	483.7	604.6	736.1	1,154.4	1,443.0	1,757.0
Adam Dickstein	483.7	604.6	736.1	1,154.4	1,443.0	1,757.0

2025 Bonus Calculations. All NEOs received bonuses under the EP Plan equal to 200% of their respective target bonus amounts, of which 125% was attributable to modified operating cash flow and 125% to economic profit, reduced to a total bonus of 200% of target.

Long-Term Equity Incentives. The Committee believes that equity-based incentives, delivered through annual grants of time-based restricted stock and performance-based restricted stock, are an important link between executive and shareholder interests. Because the Committee believes that a significant portion of the benefits realized from long-term equity-based incentive grants should require continuous improvement in value created for Shareholders, approximately two-thirds of the targeted value of stock awards to NEOs is performance-based. In the 2025 grants, the Company used relative total shareholder return (“TSR”) and return on invested capital (“ROIC”) as the two performance metrics for purposes of vesting performance-based shares. The Committee believes that the use of TSR and ROIC aligns the long-term incentive plan with the Company’s long-term objectives and with current peer practices. Although the Committee may vary the size of annual grants based on

1 Mr. Novaes’ bonus calculation when he served as President – Americas Division included division-level targets. He was promoted to Executive Vice President and Chief Operating Officer on July 1, 2025. The economic profit and modified operating cash flow thresholds and targets shown above apply after his promotion date. Prior to his promotion, while Mr. Novaes held the position of President – Americas Division, the following division-level metrics applied: for economic profit, the threshold was $275.2 million, and the target was $344.0 million; and for modified operating cash flow, the threshold was $803.2 million, and the target was $1,004.0 million. Mr. Novaes’ final bonus for 2025 was determined based on a proration of the actual achievement of applicable performance levels during the time he held the two positions in 2025.

the Company’s and executive’s performance, the total annual equity award granted to each NEO is generally determined based upon the difference between the total direct compensation target established by the Committee, using the competitive market benchmarking and internal factors described above, and the sum of the NEO’s base salary and target annual incentive bonus. See “Compensation Strategy for CEO” and “Compensation Strategy for NEOs other than the CEO.”

Equity awards to NEOs are generally made by the Committee each year in the form of restricted stock as part of the normal annual compensation review cycle. The awards for a particular year generally occur in January or February. In addition, the Committee may approve equity awards for newly hired executives or in recognition of an executive’s promotion or expansion of responsibilities. Mr. Novaes received a mid-year award in 2025 in connection with his promotion to Executive Vice President and Chief Operating Officer.

The Committee approved the following award structure for 2025:

•	Target Award Levels. Award levels were generally set to deliver target total direct compensation (sum of base salary, annual and long-term equity incentives) in the middle range of the Peer Group after taking into account the competitive positioning of the executives’ target total cash compensation.
•	Performance-Based Restricted Stock. Approximately two-thirds of an NEO’s targeted long-term equity incentive was delivered in performance-based restricted stock, approximately half of which may be earned based on the Company’s TSR relative to a published index of industry peers over a three-year performance period and approximately half of which may be earned based on ROIC over the same three-year performance period relative to the Company’s projected three-year average of return on invested capital. A target number of shares was established for 2025 for each NEO, as set forth in the “Grants of Plan-Based Awards” table in the Executive Compensation section below. Actual vesting of performance-based share awards generally will not occur until the third anniversary of the grant date, if at all. The Committee believes that, in addition to linking a substantial portion of an NEO’s compensation to the long-term performance of the Company, the three-year vesting structure provides a strong retention element because an NEO terminating employment (other than for death or disability or, with Committee approval, retirement) will forfeit unvested awards.
•	Time-Based Restricted Stock. Approximately one-third of an NEO’s targeted long-term equity incentive was delivered in time-based restricted stock that vests in equal annual installments over three years from the date of the award in the amounts set forth in the “Grants of Plan-Based Awards” table in the Executive Compensation section below.

Industry Peer Index Composition. The Committee believes that for purposes of comparing TSR it is appropriate to utilize a recognized publicly available index of container and packaging industry companies as the peer group. As a result, with respect to determining TSR for 2025 grants, the Committee used the Dow Jones U.S. Containers & Packaging Index, comprised of the Company and the following other companies as of the grant date:

• Amcor	• International Paper
• AptarGroup	• Packaging Corporation of America
• Avery Dennison Corporation	• Sealed Air Corporation
• Ball Corporation	• Silgan Holdings
• Berry Global Group[1]	• Smurfit Westrock
• Graphic Packaging	• Sonoco Products Company
____________________

1 Berry Global was acquired by Amcor in April 2025. It will not be used in the vesting calculation.

Performance Vesting Schedule for TSR-Based Awards. The Committee determined that, for the portion of performance-based shares vesting on the basis of TSR, such shares would vest based on the following schedule.

TSR Percentile Ranking Versus Peers	Percentage of Shares Vesting
90th or Above	200%
75th – 89th	150-199%
50th – 74th	100-149%
40th – 49th	50-99%
25th – 39th	25-49%
Below 25th	0%

Calculation of TSR. Each component company of the Dow Jones U.S. Containers & Packaging Index as of the grant date is included in the TSR calculation, except that any company that was removed from the index during the three-year calendar period is excluded. TSR is calculated by dividing the closing share price of a company’s common stock on the ending date of the applicable three-year calendar period plus cumulative dividends during such period, if any, by the closing share price of such company’s common stock on the beginning date of the applicable period. In the event that the Company’s TSR percentile ranking is between the specified percentiles, the vesting percentage is pro-rated on a straight-line basis.

Performance Vesting Schedule for ROIC-Based Awards. The Committee determined that, for the portion of performance-based shares vesting on the basis of ROIC, such shares would vest on the following schedule.

ROIC	Percentage of Shares Vesting
14.4% or Above	200%
13.4%	100%
12.4%	25%
Below 12.4%	0%

Calculation of ROIC. ROIC is calculated by dividing the Company’s after-tax segment income from continuing operations, adjusted for pension and post-retirement expenses, by the average invested capital. ROIC is subject to adjustment for foreign exchange, acquisitions and divestitures, and non-recurring and other significant non-operational items. The target is equal to the Company’s projection of its three-year average of ROIC of 13.4%. In the event that the Company’s ROIC is between the specified percentiles, the vesting percentage is pro-rated on a straight-line basis.

2025 Long-Term Equity Incentive Awards. The first table below sets forth the number of time-based restricted shares granted to the NEOs for 2025. The second table below sets forth the target number of performance-based restricted shares granted to the NEOs for 2025 as well as the minimum and maximum number of performance-based shares that may vest. Vesting of performance-based share awards is based on two criteria: the Company’s TSR relative to a published index of industry peers over the applicable performance period and the Company’s ROIC over the same three-year performance period relative to the Company’s projected three-year average of ROIC. The tables also set forth the fair value of the shares on the date of grant. With respect to the annual 2025 grants awarded to the NEOs, the grant-date fair values of the time-based restricted shares and ROIC performance-based shares are based on the closing price of the Company’s Stock on the date prior to the date of grant, as adjusted to take into account that holders of unvested shares are not eligible for and do not receive dividends while such shares remain unvested. For time-based restricted shares, the grant-date fair value is $79.32. For ROIC performance-based shares, the grant-date fair value is $78.39. The grant-date fair value of the TSR performance-based shares is $89.27 and is based on a Monte Carlo valuation model. With respect to the mid-year award to Mr. Novaes, the grant-date fair values were: $100.97 for time-based restricted shares; $100.03 for ROIC performance-based shares; and $163.35 for TSR performance-based shares.

Name	Time-Based Restricted Stock
	Shares	Award Value
Timothy Donahue	36,256	$2,875,826
Kevin Clothier	8,457	670,809
Gerard Gifford	14,092	1,117,777
Djalma Novaes[1]	7,180	586,664
Adam Dickstein	5,248	416,271

Name	Performance-Based Restricted Stock
	TSR-Based Award				ROIC-Based Award
	Target Shares	Award Value	Minimum Shares	Maximum Shares	Target Shares	Award Value	Minimum Shares	Maximum Shares
Timothy Donahue	32,215	$2,875,833	0	64,430	36,686	$2,875,816	0	73,372
Kevin Clothier	7,515	670,864	0	15,030	8,558	670,862	0	17,116
Gerard Gifford	12,522	1,117,839	0	25,044	14,259	1,117,763	0	28,518
Djalma Novaes[1]	6,166	586,738	0	12,332	7,263	586,659	0	14,526
Adam Dickstein	4,663	416,266	0	9,326	5,310	416,251	0	10,620

1 See valuation note above.

Pay-for-Performance Alignment – Performance-Based Compensation. The Committee notes the following outcomes for the performance-based components of its compensation program for the Company’s NEOs:

Performance-Based Share Vestings

o	Based on the Company’s performance for the measurement period related to the vesting of performance-based shares in 2026, the Company’s NEOs, including the CEO, received TSR-based awards that were 99% above target and received ROIC-based awards that were 20% above target.
o	In 2025, the NEOs forfeited 100% of the TSR-based awards and 30% of the ROIC-based awards made in 2022.
o	Over the last ten years, aggregate performance share vestings have ranged from 0% of target to 165% of target in accordance with the outcome of the relevant objective metrics, with the average annual aggregate payout over the period at 107%.

Annual Incentive Bonus

Reflective of the Company’s record performance in respect of reportable Segment Income1 and cash flow generation over the last few years:

o	For 2025, based on the Company’s over-performance on the MOCF and economic profit components of the annual incentive bonus, corporate-level NEOs (including the CEO) received bonuses that were 100% above target.
o	The Company’s corporate-level NEOs received annual incentive bonuses for 2024 that were 100% above target and for 2023 that were 52.5% above target.

The Company views these outcomes as demonstrative of the Company’s “pay-for-performance” philosophy.

Clawback Policies. The Company maintains a clawback policy (the “Clawback Policy”) applicable to performance-based equity awards. Under the Clawback Policy, if the Company is required to restate its financial statements resulting in the Company’s financial results being reduced such that the vesting of an equity award (or any portion thereof) would not have occurred or would have been smaller, the Committee may reduce such equity award and recoup from the recipient shares or cash if the Committee determines, in its sole discretion, that the recipient engaged in intentional misconduct or fraud that resulted in the financial restatement. The Company maintains a similar policy with respect to its annual non-equity incentive bonus plan. In 2022, the SEC adopted a final rule requiring national securities exchanges to establish listing standards that require public companies to develop, enforce and disclose a compensation recovery policy. In compliance with the updated New York Stock Exchange listing standards, the Company adopted a new compensation recovery policy, effective as of October 2, 2023, for incentive-based compensation paid or awarded on or after that date (the “Compensation Recovery Policy”), which applies in addition to any other rights of recovery under any similar policy, including the Clawback Policy. Under the Compensation Recovery Policy, the Company will promptly recover from certain current or former executive officers, including the NEOs, the amount of any erroneously awarded cash- or equity-based compensation paid on the basis of the achievement of financial performance measures in the event of an

1 A reconciliation of reportable Segment Income to Income before Income Taxes can be found on page 86 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

accounting restatement, without regard to whether the NEO engaged in intentional misconduct or fraud. A copy of the Compensation Recovery Policy is included as Exhibit 97 of the Company’s Annual Report on Form 10-K filed on February 27, 2026.

Retirement Benefits. To attract and retain highly qualified senior executives and as an incentive for long-term employment, the Company maintains a number of retirement plans.

U.S. Pension Plan. In the United States, the Company maintains a defined benefit pension plan (the “U.S. Pension Plan”) for certain eligible employees in which the NEOs participate. The U.S. Pension Plan is designed and administered to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The U.S. Pension Plan was closed to employees hired after December 31, 2018. The U.S. Pension Plan provides normal retirement benefits at age 65 based on the average of the five highest consecutive years of earnings in the last ten years prior to employment termination. For purposes of the U.S. Pension Plan, earnings consist of salary excluding any bonus. These average earnings are multiplied by 1.25% and by years of service, which yields the annual Company-funded pension benefit. Under U.S. federal law for 2025, benefits from the U.S. Pension Plan are limited to $280,000 per year and may be based only on the first $350,000 of an employee’s annual earnings.

Senior Executive Retirement Plan. Because of the benefit limits under the U.S. Pension Plan described above, the Company provides additional retirement benefits to Messrs. Donahue, Gifford and Novaes under the Senior Executive Retirement Plan (“SERP”). The annual benefit for executives eligible to participate in the SERP is based upon a formula equal to (i) 2.0% of the average of the five highest consecutive years of earnings (consisting of salary and bonus, but excluding stock compensation, and determined without regard to the limits imposed on tax-qualified plans) during the last 10 years of employment times years of service up to twenty years plus (ii) 1.45% of such average earnings for the next fifteen years of service plus (iii) at the discretion of the Committee, 1% of such average earnings for years of service beyond thirty-five years less (iv) Social Security old-age benefits attributable to employment with the Company and the Company-funded portion of the executive’s pension plan benefits. In the case of Mr. Gifford, the SERP is also reduced by his benefit under the Company’s Restoration Plan (described below). The ultimate amount to be paid to each NEO under the SERP is subject to interest rate sensitivity. See footnote 5 on page 59 for more information.

All benefits earned under the SERP are paid in a lump sum. If an NEO with a vested retirement benefit under the SERP dies prior to termination of employment, the NEO’s surviving spouse (but not other named beneficiaries) will be entitled to a 50% survivor benefit. The SERP also provides a lump-sum death benefit of five times the imputed annual retirement benefit payable to the NEO’s named beneficiaries.

SERP participants vest in their benefits at the earliest of five years of participation, specified retirement dates, total disability or upon a “change in control” of the Company. Messrs. Donahue, Gifford and Novaes are vested.

Restoration Plan. Messrs. Gifford (prior to his participating in the SERP), Clothier and Dickstein are participants in the Company’s Restoration Plan. Participants in the Restoration Plan receive supplemental retirement benefits equal to the difference between (i) the benefits that they would have accrued under the U.S. Pension Plan if their target bonus amounts were included in compensation for purposes of calculating their benefits under that plan and if certain statutory benefit limits did not apply and (ii) the benefits that they actually accrue under the U.S. Pension Plan, if any. As described above, the benefits to which Mr. Gifford is entitled under the SERP will be offset by the benefits to which he is entitled under the Restoration Plan. Messrs. Gifford, Clothier and Dickstein are vested in their Restoration Plan benefits.

U.S. Defined Contribution Plan. The Company also maintains a tax-qualified 401(k) Retirement Savings Plan (the “401(k) Plan”) to which all U.S. salaried employees, including all NEOs, are able to contribute a portion of their salaries on a pre-tax basis. Subject to certain Code limits, for employees hired prior to January 1, 2019, including all the NEOs, the Company will match 50% of the first 3% of salary that is contributed to the 401(k) Plan.

Perquisites. The Company provides the NEOs with a limited number of perquisites and other personal benefits that the Committee believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain key executives. An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for the convenience of the Company, unless it is generally available on a non-discriminatory basis to all employees. An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties.

Severance. The Company has employment agreements with all of the NEOs. In addition to the compensation components listed above, these contracts provide for post-employment severance payments and benefits in the event of employment termination under certain circumstances. For more information regarding potential severance payments and benefits with respect to the NEOs, see “Employment Agreements and Potential Payments upon Termination” in the Executive Compensation section below. The Committee believes that these contracts provide an incentive to the NEOs to remain with the Company and serve to align the interests of the NEOs and Shareholders, including in the event of a potential acquisition of the Company. In 2023, the Company adopted an executive officer cash severance policy under which the Company will not enter into any future employment agreement, severance agreement or separation agreement, or establish any new severance plan or policy covering any NEO, that provides for cash severance benefits exceeding 2.99 times the sum of the NEO’s base salary plus target bonus, without seeking Shareholder ratification of such agreement, plan or policy.

Tax Deductibility of Executive Compensation. Pursuant to Section 162(m) of the Code, compensation paid or accrued by the Company for U.S. federal income tax purposes in excess of $1 million with respect to each of our NEOs is not tax deductible. The Company’s compensation of any individual who is a “covered employee” (as defined in Section 162(m) of the Code) will remain subject to the annual $1 million tax deductibility limit regardless of loss of status as an NEO or termination of employment.  The Committee believes that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in structuring compensation programs, even if such compensation results in non-deductible expenses under applicable law.

COMPENSATION COMMITTEE REPORT

As required by Item 402(b) of Regulation S-K, the Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the Company’s management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is respectfully submitted on February 25, 2026 by the members of the Compensation Committee.

Marsha Williams, Chair

Andrea Funk

Stephen Hagge

Angela Snyder

Dwayne Wilson

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table lists certain information regarding compensation earned during the Company’s last three fiscal years by the Company’s Chief Executive Officer, Chief Financial Officer and other three Executive Officers who were the highest paid during 2025.

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation (3)	Total Compensation
Timothy Donahue	2025	$1,450,000	$8,627,475	$4,205,000	$3,158,490	$60,398	$17,501,363
President and Chief Executive Officer	2024	1,425,000	7,979,960	4,132,500	0	80,690	13,618,150
	2023	1,370,000	7,671,945	2,820,488	0	65,790	11,928,223

Kevin Clothier	2025	805,000	2,012,535	1,449,000	984,320	22,440	5,273,295
Senior Vice President and Chief Financial Officer	2024	750,000	1,687,492	1,200,000	521,183	18,521	4,177,196
	2023	600,000	1,260,029	732,000	592,897	4,950	3,189,876

Gerard Gifford	2025	972,000	3,353,379	2,138,400	0	124,261	6,588,040
Executive Vice President and Chief Administrative Officer	2024	930,000	3,208,511	2,046,000	0	42,598	6,227,109
	2023	875,000	3,018,757	1,401,094	0	5,223	5,300,074

Djalma Novaes	2025	780,000	1,760,061	1,408,000	863,936	19,299	4,831,296
Executive Vice President and Chief Operating Officer	2024	725,000	1,449,949	1,160,000	319,008	26,842	3,680,799
	2023	680,000	1,224,028	680,544	0	8,250	2,592,822

Adam Dickstein (4)	2025	675,000	1,248,788	1,080,000	485,344	11,896	3,501,028
Senior Vice President, General Counsel and Corporate Secretary	2024	650,000	1,202,416	910,000	326,930	12,446	3,101,792

(1)	The amounts in this column, computed in accordance with current Financial Accounting Standards Board guidance for accounting for and reporting of stock-based compensation, represent the aggregate grant-date fair value of time-based restricted stock and performance-based restricted stock awards (market condition for TSR, performance condition for ROIC and assuming that the target level of performance conditions were achieved) issued by the Company for the respective fiscal years. The grant-date fair values of the time-based restricted stock awards were as follows: Mr. Donahue: $2,875,826 for 2025, $2,659,911 for 2024 and $2,557,298 for 2023; Mr. Clothier: $670,809 for 2025, $562,482 for 2024 and $420,030 for 2023; Mr. Gifford: $1,117,777 for 2025, $1,069,523 for 2024 and $1,006,274 for 2023; Mr. Novaes: $586,664 for 2025, $483,357 for 2024 and $408,036 for 2023; and Mr. Dickstein: $416,271 for 2025 and $400,824 for 2024. The grant-date fair values of the performance-based restricted stock, assuming instead that the highest level of performance conditions were to be achieved, would be as follows: Mr. Donahue: $11,503,298 for 2025, $10,639,938 for 2024 and $10,229,294 for 2023; Mr. Clothier: $2,683,452 for 2025, $2,250,020 for 2024 and $1,679,998 for 2023; Mr. Gifford: $4,471,204 for 2025, $4,277,976 for 2024 and $4,024,966 for 2023; Mr. Novaes: $2,346,794 for 2025, $1,933,184 for 2024 and $1,631,982 for 2023; and Mr. Dickstein: $1,665,034 for 2025 and $1,603,184 for 2024. If the minimum level of performance conditions were not to be achieved, the value of the performance-based restricted stock awards would be $0 in all cases. Further detail surrounding the shares awarded, the method of valuation and the assumptions made are set forth in Note X, “Stock-Based Compensation” to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. There can be no assurance that the amounts related to performance-based shares will ever be realized by the NEOs.

(2)	Positive amounts in this column reflect the increase in actuarial lump-sum present value of defined benefit retirement plans, including supplemental plans, for the respective fiscal years. A decrease in actuarial lump-sum present value is required to be excluded from the amount reported in this column and is indicated in this column with a $0 value. Actuarial valuations were based on assumptions that were in accordance with the guidelines of FASB ASC Topic 715 and that are discussed in Note S, “Pension and Other Postretirement Benefits” to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Not all of the pension benefits payable to our NEOs will be paid in a lump sum. Future changes in interest rates could cause significant changes in the lump-sum value of such benefits. See footnote 5 on page 59 for more information. The change in value represents the difference between the highest year-end value disclosed for such benefit in prior years and the value of such benefit at the end of the reporting year.
(3)	The amounts in this column for 2025 include the following items:

	T. Donahue	K. Clothier	G. Gifford	D. Novaes	A. Dickstein
FICA on Change in SERP/Restoration Valuation	$55,148	$17,190	$28,714	$14,049	$6,646
Change in Value of SERP Life Insurance	-	-	90,297	-	-
Defined Contribution Plan Company Contributions *	5,250	5,250	5,250	5,250	5,250
Total	$60,398	$22,440	$124,261	$19,299	$11,896

*	See the “Retirement Benefits” subsection of the Compensation Discussion and Analysis section of this Proxy Statement for a more complete description of the defined contribution benefit plans applicable to the NEOs.
(4)	Mr. Dickstein was not an NEO prior to 2024, as such only information related to 2025 and 2024 is presented.

Grants of Plan-Based Awards

The following table provides information about the annual incentive bonuses that the Company’s NEOs were eligible to receive for 2025 under the Company’s Economic Profit Incentive Plan (the “EP Plan”) and stock-based awards granted in 2025 to each of the Company’s NEOs under the Company’s 2022 Stock-Based Incentive Compensation Plan. There can be no assurance that the fair value of the performance-based stock awarded to the Company’s NEOs in 2025 will ever be realized by the NEOs. For further information and the assumptions made in determining the grant-date fair values of the stock awards, see Notes A and X to the Company’s financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Name	Grant Dates of Equity Awards	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	2025 Grant Date Fair Value of Stock and Option Awards (4) ($)
		Minimum ($)	Target ($)	Maximum ($)	Minimum (Shares)	Target (Shares)	Maximum (Shares)
Timothy Donahue	1/3/2025 (5)	0	2,102,500	4,205,000	0	68,901	137,802	36,256	8,627,475
Kevin Clothier	1/3/2025 (6)	0	724,500	1,449,000	0	16,073	32,146	8,457	2,012,535
Gerard Gifford	1/3/2025 (7)	0	1,069,200	2,138,400	0	26,781	53,562	14,092	3,353,379
Djalma Novaes	1/3/2025 & 7/1/2025 (8)	0	704,000	1,408,000	0	13,429	26,858	7,180	1,760,061
Adam Dickstein	1/3/2025 (9)	0	540,000	1,080,000	0	9,973	19,946	5,248	1,248,788

(1)	These amounts represent the range of annual non-equity incentive bonuses for which the NEOs were eligible in 2025 under the Company’s EP Plan. For further information relating to the EP Plan, see “Compensation Discussion and Analysis – Annual Incentive Bonus.” For the actual awards earned under the EP Plan for 2025, see the “Summary Compensation Table” above.
(2)	These amounts represent the range of stock-based compensation that might be realized under the 2025 performance-based restricted stock awards. The potential payouts are based on performance and are therefore at risk. The performance awards make up approximately two-thirds of the stock-based compensation. The first performance measure, representing approximately one-third of the total stock-based compensation (or half of the performance-based portion), is based upon the total shareholder return (“TSR”) achieved by the Company from January 1, 2025 to December 31, 2027 versus the TSR during that same period of a published index of industry peers that is described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” above. The second performance measure, representing approximately one-third of the total stock-based compensation (or half of the performance-based portion), is based on the Return on Invested Capital (“ROIC”) achieved by the Company from January 1, 2025 to December 31, 2027 compared to the ROIC target established by the Compensation Committee. The vesting of the performance-based shares from the 2025 award will occur in 2028, with the actual number of shares vesting dependent upon the Company’s TSR compared to that of the published index of industry peers and performance against the ROIC target. For further details, refer to Note X, “Stock-Based Compensation” to the Company’s financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Rights to the performance-based shares are not forfeited upon death or disability and remain subject to attainment of the performance goal. Performance-based shares may not be forfeited upon retirement at the discretion of the Committee and, if not forfeited, remain subject to attainment of the performance goal. TSR performance-based shares vest upon a “change in control” of the Company based on the Company’s TSR as compared to that of the published index of industry peers from the beginning of the measurement period until the time of the “change in control.” ROIC performance-based shares vest upon a “change in control” of the Company based on the ROIC of the Company compared to that of the ROIC target from the beginning of the measurement period until the date of the “change in control.”

(3)	These amounts represent time-based restricted stock awarded in 2025, which constitute approximately one-third of the total stock-based compensation. Time-based restricted stock vests annually over three years from the date of the award. If a participant terminates employment due to retirement (with Committee approval), disability or death, or upon a “change in control” of the Company, vesting of the award accelerates.
(4)	These amounts represent the grant-date fair value of time-based restricted stock and performance-based restricted stock awarded in 2025. For the January 3, 2025 awards, the grant-date fair value of the time-based restricted stock and ROIC performance-based shares is based on the closing price of the Company’s Common Stock on January 2, 2025, as adjusted to take into account that holders of unvested shares are not eligible for and do not receive dividends while such shares remain unvested. For time-based restricted stock, the grant-date fair value is $79.32. For ROIC performance-based shares, the grant-date fair value is $78.39. The grant-date fair value of the TSR performance-based shares is $89.27 and is based on a Monte Carlo valuation model. In connection with his promotion, Mr. Novaes was granted additional restricted stock on July 1, 2025. The grant-date fair value of such time-based restricted stock and ROIC performance-based shares is based on the closing price of the Company’s Common Stock on July 1, 2025, and is adjusted as described above. For such time-based restricted stock, the grant-date fair value is $100.97. For ROIC performance-based shares, the grant-date fair value is $100.03. The grant-date fair value of the TSR performance-based shares is $163.35 and is based on a Monte Carlo valuation model. The Committee has determined that approximately two-thirds of the targeted value of stock awards to NEOs should be performance-based. In order for the Company in 2025 to deliver two-thirds of the value of an NEO’s targeted long-term equity incentive in performance-based restricted stock, somewhat more than one-third of the total number of shares granted were time-based restricted shares, and somewhat less than two-thirds were performance-based restricted shares because the prescribed valuation methods under FASB ASC Topic 718 result in higher per unit values for TSR performance-based restricted stock than for time-based restricted stock and ROIC performance-based restricted stock. Further details regarding these shares, the method of valuation and the assumptions made are set forth in Note X, “Stock-Based Compensation” to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(5)	Represents grant to Mr. Donahue of 105,157 shares of stock-based compensation under the 2022 Stock-Based Incentive Compensation Plan (the “2022 Stock Plan”). Time-based restricted stock totaling 36,256 shares vests over a three-year period as follows: 12,086 shares on January 5, 2026 and 12,085 shares on January 4, 2027 and January 3, 2028, respectively. The remaining 68,901 shares of performance-based restricted stock vest on January 3, 2028 as follows: 36,686 shares based on the Company’s ROIC from January 1, 2025 to December 31, 2027 compared to the established ROIC target; 32,215 shares based on the Company's TSR for that same period versus the TSR of a published index of industry peers. The final number of performance-based shares actually vesting may vary from 0 to 137,802.
(6)	Represents grant to Mr. Clothier of 24,530 shares of stock-based compensation under the 2022 Stock Plan. Time-based restricted stock totaling 8,457 shares vests over a three-year period as follows: 2,819 shares on January 5, 2026, January 4, 2027 and January 3, 2028, respectively. The remaining 16,073 shares of performance-based restricted stock vest on January 3, 2028 as follows: 8,558 shares based on the Company’s ROIC from January 1, 2025 to December 31, 2027 compared to the established ROIC target; 7,515 shares based on the Company’s TSR for that same period versus the TSR of a published index of industry peers. The final number of performance-based shares actually vesting may vary from 0 to 32,146.
(7)	Represents grant to Mr. Gifford of 40,873 shares of stock-based compensation under the 2022 Stock Plan. Time-based restricted stock totaling 14,092 shares vests over a three-year period as follows: 4,698 shares on January 5, 2026 and 4,697 shares on January 4, 2027 and January 3, 2028, respectively. The remaining 26,781 shares of performance-based restricted stock vest on January 3, 2028 as follows: 14,259 shares based on the Company’s ROIC from January 1, 2025 to December 31, 2027 compared to the established ROIC target; 12,522 shares based on the Company’s TSR for that same period versus the TSR of a published index of industry peers. The final number of performance-based shares actually vesting may vary from 0 to 53,562.
(8)	Represents grant to Mr. Novaes of 18,527 shares of stock-based compensation issued January 3, 2025 and 2,082 shares of stock-based compensation issued on July 1, 2025 for a total of 20,609 shares of stock-based compensation under the 2022 Stock Plan. Time-based restricted stock totaling 7,180 shares vests over a three-year period as follows: 2,130 shares on January 5, 2026, 264 shares on August 3, 2026 and 2,393 shares on January 4, 2027 and January 3, 2028, respectively. The remaining 13,429 shares of performance-based restricted stock vest on January 3, 2028 as follows: 7,263 shares based on the Company’s ROIC from January 1, 2025 to December 31, 2027 compared to the established ROIC target; 6,166 shares based on the Company’s TSR for that same period versus the TSR of a published index of industry peers. The final number of performance-based shares actually vesting may vary from 0 to 26,858. Mr. Novaes’ target bonus number in this chart reflects a blend of the salary and bonus percentages for the two positions held in 2025.
(9)	Represents grant to Mr. Dickstein of 15,221 shares of stock-based compensation under the 2022 Stock Plan. Time-based restricted stock totaling 5,248 shares vests over a three-year period as follows: 1,750 shares on January 5, 2026 and 1,749 shares on January 4, 2027 and January 3, 2028, respectively. The remaining 9,973 shares of performance-based restricted stock vest on January 3, 2028 as follows: 5,310 shares based on the Company’s ROIC from January 1, 2025 to December 31, 2027 compared to the established ROIC target; 4,663 shares based on the Company’s TSR for that same period versus the TSR of a published index of industry peers. The final number of performance-based shares actually vesting may vary from 0 to 19,946.

Outstanding Equity Awards at Fiscal Year-End

The following table shows unvested time-based restricted Common Stock and unvested performance-based restricted Common Stock held by the Company’s NEOs on December 31, 2025. There are no outstanding options. These outstanding equity awards have been granted to the Company’s NEOs under the Company’s 2022 Stock-Based Incentive Compensation Plan.

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1) (Shares)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (Shares)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2) ($)
Timothy Donahue	66,541	6,851,727	184,725	19,021,133
Kevin Clothier	14,364	1,479,061	37,768	3,888,971
Gerard Gifford	26,179	2,695,652	72,841	7,500,438
Djalma Novaes	12,450	1,281,977	33,161	3,414,588
Adam Dickstein	9,798	1,008,900	27,356	2,816,847
(1)	These amounts represent outstanding unvested time-based restricted stock awards. Time-based restricted stock vests annually over three years from the date of the award. Accordingly, with respect to awards made in 2023, the final one-third vested on January 5, 2026. With respect to awards made in 2024, the second one-third vested on January 5, 2026 and the final one-third will vest on January 4, 2027. With respect to awards made in 2025, the first one-third vested on January 5, 2026, the second one-third will vest on January 4, 2027 and the final one-third will vest on January 3, 2028. A portion of Mr. Novaes’ 2025 award will vest on August 3, 2026. If a participant terminates employment due to retirement (with Committee approval), disability or death, or in the event of a “change in control” of the Company, vesting of the unvested time-based restricted stock awards accelerates to the date of termination or change in control.
(2)	Computed as of December 31, 2025. The closing price of the Company’s Common Stock on December 31, 2025 was $102.97.

(3)	These amounts represent outstanding unvested performance-based restricted stock at target levels. The range of shares to be vested is 0 to 200% of the target based on the levels of performance achieved under the 2023 award from January 1, 2023 to December 31, 2025, under the 2024 award from January 1, 2024 to December 31, 2026 and under the 2025 award from January 1, 2025 to December 31, 2027. The number reported does not include any additional shares that may be awarded after December 31, 2025 based upon the Company’s performance but does include shares that may be forfeited based on the Company’s performance. The vesting day for TSR performance-based shares earned pursuant to the 2023 awards was January 5, 2026. On that date all TSR performance-based shares vested as follows: for Mr. Donahue – 54,534 shares with a value on December 31, 2025 of $5,615,366; for Mr. Clothier – 8,957 shares with a value on December 31, 2025 of $922,302; for Mr. Gifford – 21,458 shares with a value on December 31, 2025 of $2,209,530; for Mr. Novaes – 8,700 shares with a value on December 31, 2025 of $895,839; and for Mr. Dickstein – 8,153 shares with a value on December 31, 2025 of $839,514. On February 26, 2026, ROIC performance-based shares earned pursuant to the 2023 awards vested as follows: for Mr. Donahue – 38,202 shares with a value on December 31, 2025 of $3,933,660; for Mr. Clothier – 6,274 shares with a value on December 31, 2025 of $646,034; for Mr. Gifford – 15,031 shares with a value on December 31, 2025 of $1,547,742; for Mr. Novaes – 6,095 shares with a value on December 31, 2025 of $627,602; and for Mr. Dickstein – 5,712 shares with a value on December 31, 2025 of $588,165. For further information relating to performance-based share vesting, see “Compensation Discussion and Analysis – Long-Term Equity Incentives.” Rights to the performance-based shares are not forfeited upon death or disability and remain subject to attainment of the performance goal. Performance-based shares may not be forfeited upon retirement at the discretion of the Committee and, if not forfeited, remain subject to attainment of the performance goals. TSR performance-based shares vest upon a “change in control” of the Company based upon the Company’s TSR as compared to that of a published index of industry peers at the time of the “change in control.” ROIC performance-based shares vest upon a “change in control” of the Company based upon the ROIC of the Company compared to that of the ROIC target through the date of the “change in control.”

Option Exercises and Stock Vested

The following table shows the number of shares of the Company’s Common Stock acquired and the actual value received during 2025 upon the vesting of stock awards. The Company does not issue stock options to its NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2) ($)
Timothy Donahue	43,863	3,637,512
Kevin Clothier	7,397	611,440
Gerard Gifford	14,395	1,186,295
Djalma Novaes	7,098	587,721
Adam Dickstein	6,422	532,174

(1)	Amounts in this column are time-based and performance-based restricted stock that vested in 2025. The 2022 award of TSR performance-based restricted stock was forfeited and thereby vested at 0.0% of target in 2025. The 2022 award of ROIC performance-based restricted stock vested at 70.0% of target in 2025. For further information relating to the vesting of performance-based share awards, see “Compensation Discussion and Analysis – Long-Term Equity Incentives.”
(2)	The amounts in this column are the aggregate dollar amount realized upon vesting, calculated by multiplying the number of shares of stock times the market value of the Company Common Stock at the date(s) of vesting.

Grant of Certain Equity Awards Close in Time

to the Release of Material Nonpublic Information

The Company did not grant awards of stock options, stock appreciation rights or similar option-like instruments during 2025. Accordingly, there is nothing to report under Item 402(x) of Regulation S-K.

Pension Benefits

The following table shows the present value of estimated benefits payable upon retirement to the NEOs under the Company’s U.S. Pension Plan, Senior Executive Retirement Plan and Restoration Plan, which are the defined-benefit pension plans maintained by the Company in which the NEOs participate.

Name	Plan Name (1)(2)(3)	Number of Years Credited Service (4)	Present Value of Accumulated Benefit (5)(6) ($)
Timothy Donahue	Pension Plan SERP	35 35	1,530,476 24,460,816
Kevin Clothier	Pension Plan Restoration Plan	33 33	1,028,242 2,503,233
Gerard Gifford	Pension Plan SERP/Restoration Plan	43 43	1,695,317 12,764,949
Djalma Novaes	Pension Plan SERP	15 26	733,367 7,074,509
Adam Dickstein	Pension Plan Restoration Plan	18 18	732,296 1,685,520
(1)	The U.S. Pension Plan in which all U.S.-based NEOs participate is designed and administered to qualify under Section 401(a) of the Code. For further information, see “Compensation Discussion and Analysis – Retirement Benefits.”
(2)	The annual benefit for those NEOs who participate in the SERP is based upon a formula equal to (i) 2.0% of the average of the five highest consecutive years of earnings during the last 10 years of service (consisting of salary and bonus, but excluding stock compensation, and determined without regard to the limits imposed on tax-qualified retirement plans) times years of service up to twenty years plus (ii) 1.45% of such average earnings for the next fifteen years of service plus (iii) at the discretion of the Compensation Committee, 1% of such average earnings for years of service beyond thirty-five years less (iv) Social Security old-age benefits (and similar benefits provided in foreign jurisdictions) attributable to employment with the Company and the Company-funded portion of the executive’s Pension Plan benefits. In the case of Mr. Gifford, the SERP is also reduced by his benefits under the Company’s Restoration Plan. For further information, see “Compensation Discussion and Analysis – Retirement Benefits.”
(3)	The annual supplemental retirement benefit for each participant under the Restoration Plan (Messrs. Clothier, Gifford and Dickstein) is equal to the difference between (i) the annual benefit he would have accrued under the U.S. Pension Plan if his target bonus amount were included in compensation for purposes of calculating the benefit under such Plan and if certain statutory limitations on benefit accrual did not apply and (ii) the annual benefit accrued under the U.S. Pension Plan basic pension formula as applicable to him.
(4)	Years of service are rounded to the nearest full year.
(5)	The calculation of the lump-sum present value is based on assumptions that were in accordance with the guidelines of FASB ASC Topic 715 and that are discussed in Note S, “Pension and Other Postretirement Benefits” to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Not all of the pension benefits payable to our NEOs will be paid in a lump sum. Interest rates strongly affect the present value of such benefits. Future changes in interest rates could cause significant changes in the lump-sum value of such benefits.
(6)	All of the benefits are vested with respect to the NEOs.

Employment Agreements and Potential Payments upon Termination

The Company has employment agreements with all of its NEOs. In addition to the compensation and benefits described above, these contracts provide for certain post-employment severance payments in the event of employment termination under certain circumstances. The Committee believes that these contracts provide an incentive to the NEOs to remain with the Company and serve to align the interests of the NEOs and Shareholders, including in the event of a potential acquisition of the Company.

Under his employment agreement, Mr. Donahue has agreed that, during his employment and for two years thereafter, he will not compete with the Company or solicit Company employees to terminate employment with the Company. All other NEOs are subject to a similar non-competition provision for a one-year post-employment period, extended to two years if following a change in control.

Under the agreement for each of the NEOs, if the executive’s employment is terminated because of a voluntary termination or retirement, the Company will pay the executive his base salary through the date of termination or retirement, a pro-rated bonus payment (which is payable at the Company’s discretion for Mr. Clothier in the case of a voluntary termination) and any vested retirement, incentive or other benefits. The pro-rated bonus payment is based on the actual bonus for all NEOs except for Mr. Gifford, whose pro-rated payment is based on his target bonus in the event of his voluntary termination or retirement. In the event of death, the compensation is identical to the above except that (i) the payment of a pro-rated bonus payment is mandatory for each NEO and (ii) the pro-rated bonus payment is based on the actual bonus for Messrs. Donahue, Clothier and Dickstein, but on the target bonus for Messrs. Gifford and Novaes. All payments will be made to the executive’s estate in the event of death. In the case of a termination of employment due to a disability, each of the NEOs other than Mr. Donahue will be entitled to his base salary through the date of disability, a pro-rated bonus payment and any vested retirement, incentive or other benefits, plus an annual disability benefit equal to 75% of his base salary. The pro-rated bonus payment is based on the target bonus for Messrs. Gifford and Novaes and the actual bonus for Messrs. Clothier and Dickstein. In the case of Mr. Donahue’s disability, he will be entitled to his base salary through the date of disability, an annual disability benefit equal to 100% of his base salary plus a bonus equal to the average annual bonus paid or payable to him for the three most recently completed years, and any vested retirement, incentive or other benefits. If the employment of any of the NEOs is terminated for “Cause,” the Company will pay to the executive only the base salary owed through his date of termination and his vested retirement, incentive or other benefits.

Under the agreement for Mr. Donahue, if his employment is terminated by the Company without Cause or by him for “Good Reason” other than within the 12-month period following a “Change in Control,” in addition to his base salary through the date of termination, the Company will pay to Mr. Donahue (i) a pro-rated actual bonus payment and (ii) a lump-sum payment equal to three times the sum of the executive’s base salary and his target bonus for the year of termination. Under the agreement for each of the other NEOs, upon the termination of the executive’s employment by the Company without Cause other than within the 12-month period following a Change in Control, the Company will pay to the executive (i) his base salary through the date of termination, (ii) a pro-rated actual (but, for Mr. Gifford, a pro-rated target) bonus payment and (iii) a lump-sum payment equal to the executive’s annual base salary.  In all such cases, the Company will also pay to the executive any vested retirement, incentive or other benefits.

Under the agreement for each of the NEOs, if the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason, during the 12-month period following a Change in Control, the Company will pay him (i) his base salary through the date of termination plus, (ii) a lump-sum payment equal to three times (but, for Mr. Novaes, 2.99 times) the sum of the executive’s base salary and his average bonus over the three completed years prior to the year of termination (but, for Mr. Novaes, his target bonus for the year of termination). On a Change in Control, all stock options and time-based restricted stock granted to the executive by the Company will become fully vested and, in the case of stock options, immediately exercisable. In addition, on a Change in Control, performance-based restricted stock will vest based upon the Company’s performance as compared to the applicable performance goals between the start of the measurement period and the date of the Change in Control. In all such cases, the Company will also pay to the executive any vested retirement, incentive or other benefits. To the extent that the executive would be subject to the excise tax under Code Section 4999 on the amounts and benefits received on a Change in Control for purposes of Code Section 280G, either (i) such amounts and benefits will be reduced or delayed by the minimum amount necessary such that no portion of the amount or benefits is subject to the excise tax or (ii) the full amount and benefits shall be paid, whichever, after taking into account all applicable taxes, including the excise tax, results in the executive’s receipt, or an after-tax basis, of the greater amount and benefits.

The following table provides estimates of the potential severance and other post-termination benefits each NEO would receive assuming his employment was terminated as of December 31, 2025.

Name	Benefit	Termination upon Retirement, Disability or Death (1) ($)	Resignation for Good Reason prior to a Change in Control ($)	Termination without Cause prior to a Change in Control ($)	Termination without Cause or Resignation for Good Reason after a Change in Control (2) ($)
Timothy Donahue	Salary:		4,350,000	4,350,000	4,350,000
	Bonus:	4,205,000	10,512,500	10,512,500	7,552,957
	Accelerated Restricted Stock Vesting: (3)	6,851,727			25,872,860
	Total:	11,056,727	14,862,500	14,862,500	37,775,817
Kevin Clothier	Salary:			805,000	2,415,000
	Bonus:	1,449,000		1,449,000	2,088,220
	Accelerated Restricted Stock Vesting: (3)	1,479,061			5,368,032
	Total:	2,928,061		2,254,000	9,871,252
Gerard Gifford	Salary:			972,000	2,916,000
	Bonus:	1,069,200		1,069,200	3,726,228
	Accelerated Restricted Stock Vesting: (3)	2,695,652			10,196,089
	Total:	3,764,852		2,041,200	16,838,317
Djalma Novaes	Salary:			800,000	2,392,000
	Bonus:	1,408,000		1,408,000	2,392,000
	Accelerated Restricted Stock Vesting: (3)	1,281,977			4,696,565
	Total:	2,689,977		2,208,000	9,480,565
Adam Dickstein	Salary:			675,000	2,025,000
	Bonus:	1,080,000		1,080,000	1,717,485
	Accelerated Restricted Stock Vesting: (3)	1,008,900			3,825,747
	Total:	2,088,900		1,755,000	7,568,232
(1)	The bonus amounts in this column assume a retirement scenario. In death or disability scenarios, the amounts for some of the NEOs would be different because, in these cases, bonus calculations are based on target, and not actual, bonus amounts.
(2)	In addition, as indicated in the Pension Benefits table, Messrs. Donahue, Gifford and Novaes are participants in the Company’s SERP and Messrs. Clothier, Gifford and Dickstein participate in the Company’s Restoration Plan. Currently, the SERP and Restoration Plan benefits are vested for each participant. In addition, as soon as administratively practicable but in no event more than 10 business days after a Change in Control, all benefits under the SERP and Restoration Plan will be paid to each vested NEO in a cash lump sum.
(3)	In the case of retirement with Committee approval, disability or death, the vesting of time-based restricted stock awards accelerates and the performance-based shares remain outstanding, subject to performance conditions until the performance period ends. Accordingly, no performance share compensation has been provided for terminations upon retirement, disability or death because payout cannot be assured. On a Change in Control, all time-based restricted stock will become vested, and performance-based restricted stock will vest based upon the Company’s achievement of the performance goals between the beginning of the relevant measurement period(s) and the date of the Change in Control. For termination after a Change in Control, the table assumes that the target level of performance share compensation will be achieved. For further details, refer to the Outstanding Equity Awards at Fiscal Year-End table above and Note X, “Stock-Based Compensation” to the Company’s financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Pay Ratio Disclosure

Federal law requires that the Company disclose the ratio of its CEO’s total compensation to the total compensation of its median employee (excluding the CEO). Generally, the median employee is required to be identified only once every three years. The Company identified its median employee using salary/wages and bonus information from the Company’s payroll records as of December 31, 2024. To determine the ratio we utilized our global workforce consisting of all U.S., non-U.S., full-time, part-time and temporary employees of the Company and its consolidated subsidiaries, except that, pursuant to the de minimis exemption as permitted by SEC rules, we excluded all non-U.S. employees located in certain jurisdictions representing, in the aggregate, less than 5% of our total employees. The jurisdictions and numbers of non-U.S. employees excluded as of the date of determination were: Saudi Arabia (352 employees), Myanmar (58 employees), Cambodia (614 employees), Kenya (31 employees), Malaysia (8 employees) and Trinidad (18 employees). The total number of employees in our global workforce (excluding the CEO) as of the date of determination, irrespective of any exemption, was 21,633 employees, 5,970 of whom were U.S. employees and 15,663 of whom were non-U.S. employees. After application of the de minimis exemption, the total number of U.S. employees used was 5,970, and the total number of non-U.S. employees used was 14,582. No cost-of-living adjustments with respect to compensation were made. Compensation was annualized for all full-time employees who began employment or were on unpaid leave of absence during 2024. For employees hired after October 2024, bonuses were calculated on a yearly basis to ensure proper comparison. The Company’s median employee was based outside of the U.S. The median employee’s total compensation was calculated using the same methodology used to calculate the Total Compensation of the CEO as set forth in the Summary Compensation Table included in the Executive Compensation section of this Proxy Statement. In 2025, the median employee’s total compensation was $53,106 and the total compensation of the CEO was $17,501,363. Accordingly, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees of the Company, except the CEO, is 330:1.

Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding the relationship between executive compensation “actually paid” (as defined by the SEC rules) to our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The amounts in the table below are calculated in accordance with the SEC rules and do not represent amounts actually earned, realized, or paid to the Company’s NEOs, including with respect to equity awards.

Year	Summary Compensation Table Total for PEO¹ ($)	Compensation Actually Paid to PEO¹˒²˒³ ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)	ROIC⁵
					TSR ($)	Peer Group TSR ($)
2025	17,501,363	42,578,156	5,048,414	10,810,332	108.16	100.00	883	14.9%
2024	13,618,150	11,369,490	4,296,724	3,627,077	85.93	113.00	560	13.2%
2023	11,928,223	16,258,848	3,489,766	3,998,035	94.56	98.00	587	12.4%
2022	9,300,136	(6,982,448)	2,229,044	(650,485)	83.46	91.00	855	12.4%
2021	11,815,065	13,384,538	3,441,916	3,878,831	111.26	111.00	(411)	12.5%

(1) Timothy Donahue was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Thomas Kelly	Kevin Clothier	Kevin Clothier	Kevin Clothier	Kevin Clothier
Gerard Gifford	Gerard Gifford	Gerard Gifford	Gerard Gifford	Gerard Gifford
Djalma Novaes	Djalma Novaes	Matthew Madeksza	Djalma Novaes	Djalma Novaes
Robert Bourque	Robert Bourque	Djalma Novaes	Adam Dickstein	Adam Dickstein
Hock Huat Goh

(2) The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below. As required, the dollar amounts include unpaid amounts of equity compensation that may be realizable in future years, and as such, the dollar amounts shown do not represent the actual final amount of compensation earned or actually paid to any individual during the applicable years.

(3) Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Change in Pension Value for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Pension Service Cost for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2025	17,501,363	(3,158,490)	(8,627,475)	578,518	36,284,240	42,578,156
2024	13,618,150	0	(7,979,960)	627,225	5,104,075	11,369,490
2023	11,928,223	0	(7,671,945)	578,785	11,423,785	16,258,848
2022	9,300,136	0	(7,364,000)	691,464	(9,610,048)	(6,982,448)
2021	11,815,065	(1,106,979)	(6,368,770)	716,307	8,328,915	13,384,538

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	5,048,414	(583,400)	(2,093,691)	156,832	8,282,177	10,810,332
2024	4,296,724	(291,780)	(1,887,092)	145,736	1,363,489	3,627,077
2023	3,489,766	(181,294)	(1,599,684)	140,895	2,148,351	3,998,035
2022	2,229,044	0	(986,390)	159,674	(2,052,813)	(650,485)
2021	3,441,916	(248,755)	(1,287,047)	294,478	1,678,239	3,878,831

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2025	22,528,710	13,601,682	0	153,848	0	0	36,284,240
2024	7,918,848	(2,797,738)	0	(17,035)	0	0	5,104,075
2023	8,978,564	(234,701)	0	2,679,922	0	0	11,423,785
2022	3,979,926	(13,395,521)	0	(194,453)	0	0	(9,610,048)
2021	9,948,725	(1,591,678)	0	(28,132)	0	0	8,328,915

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	5,414,520	2,849,936	0	17,721	0	0	8,282,177
2024	1,872,640	(506,551)	0	(2,600)	0	0	1,363,489
2023	1,872,128	(35,029)	0	311,252	0	0	2,148,351
2022	533,100	(2,053,999)	0	(258,899)	(273,015)	0	(2,052,813)
2021	2,010,515	(327,022)	0	(5,254)	0	0	1,678,239

(4) The Peer Group TSR set forth in this table utilizes the Dow Jones U.S. Containers & Packaging (DJUSCP) Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the DJUSCP Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5) We determined ROIC to be the “Company-Selected Measure,” which represents the Company’s assessment of the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025. This performance measure may not have been the most important financial performance measure for one or more of the prior years reported in this section. We may determine a different financial performance measure to be the Company-Selected Measure in future years.

Description of Relationship Between PEO and Other NEO Compensation

Actually Paid, Company Total Shareholder Return (“TSR”) and DJUSCP Index TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years, and the DJUSCP Index TSR over the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
50
40
30
20
10
0
-10
TSR (12/31/2020 Indexed to $100)
$160
$140
$120
$100
$80
$60
$40
$20
$0
100
100
111
111
91
83
98
95
113
86
108
100
13.4
3.9
-7.0
-0.7
16.3
4.0
11.4
3.6
42.1
10.6
2020
2021
2022
2023
2024
2025
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Crown Holdings, Inc. TSR
Dow Jones U.S. Containers & Packaging Index TSR

*Note the TSR above is indexed to an initial $100 investment on December 31, 2020.

Description of Relationship Between PEO and Other NEO

Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our net income during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
50
40
30
20
10
0
-10
$2,500
$2,000
$1,500
$1,000
$500
$0
-$500
13.4
3.9
-411
-7.0
-0.7
855
16.3
4.0
587
11.4
3.6
560
42.1
10.6
883
2021
2022
2023
2024
2025
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Crown Holdings, Inc. Net Income

Description of Relationship Between PEO and Other NEO

Compensation Actually Paid and ROIC

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our ROIC during the five most recently completed fiscal years. See the Compensation Discussion and Analysis – Calculation of ROIC (page 46) for more information on the ROIC calculation.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus ROIC
Compensation Actually Paid ($ Millions)
50
40
30
20
10
0
-10
15%
13%
11%
9%
7%
5%
3%
1%
-1%
-3%
Crown Holdings, Inc. ROIC
12.5%
12.4%
12.4%
13.2%
14.9%
13.4
3.9
-7.0
-0.7
16.3
4.0
11.4
3.6
42.6
10.8
2021
2022
2023
2024
2025
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Crown Holdings, Inc. ROIC

Tabular List of Most Important Financial Performance Measures

The following presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2025 to Company performance. The measures in this list are not ranked.

Modified Operating Cash Flow
Economic Profit
Total Shareholder Return vs Peers
Return on Invested Capital

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PRINCIPAL ACCOUNTANT FEES AND SERVICES

The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, were the independent auditors for the most recently completed fiscal year. The Audit Committee has appointed PricewaterhouseCoopers as independent auditors to audit and report on the Company’s financial statements for 2026. A representative or representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting. Such representatives also are expected to be available to respond to questions raised orally at the Annual Meeting or submitted in writing to the Office of the Corporate Secretary of the Company before the Annual Meeting.

The Audit Committee reviewed the fees of PricewaterhouseCoopers for the fiscal years ended December 31, 2025 and December 31, 2024. The Company paid fees in the following categories:

(1) Audit Fees were for professional services rendered for the audits of effectiveness of the internal control over financial reporting and consolidated financial statements of the Company, including the U.S. integrated financial statement and internal controls audit, statutory audits, issuance of comfort letters, consents and assistance with and review of documents filed with the SEC.

(2) Audit-Related Fees were for fees for due diligence in connection with mergers, acquisitions and divestitures and other assurance-related services performed in connection with statutory requirements in various countries.

(3) Tax-Related Fees were for services rendered for (a) tax compliance, including the preparation of tax returns and claims for refunds, and (b) tax planning and advice.

(4) All Other Fees were for services rendered for assistance provided primarily to non-U.S. subsidiaries.

The amount of fees for each category in 2025 and 2024 are set forth below.

	2025	2024
Audit Fees	$9,168,000	$9,279,000
Audit-Related Fees	430,000	254,000
Tax-Related Fees[1]	1,010,000	2,778,000
All Other Fees	15,000	14,000

All of the services described above were approved by the Audit Committee. The Audit Committee also evaluated whether the non-audit fees paid to PricewaterhouseCoopers are compatible with maintaining their independence as auditors. The Audit Committee reviews each year the level of Audit and Audit-Related Fees in relation to all other fees paid to the independent auditors. In carrying out this responsibility, the Audit Committee may obtain input from Company management on the general level of fees. The Audit Committee pre-approves all audit and permitted non-audit services, and related fees, to be performed by the Company’s independent auditors. In addition to the Audit Committee’s annual pre-approval, under the Audit Committee Charter the Chair of the Audit Committee has the authority to review and approve other services that may arise during the year with proposed fees up to $250,000 per transaction and reports back any such approvals to the full Audit Committee. Pursuant to this authority, during 2025 the Chair reviewed and approved services with fees totaling approximately $4,146.

1 Includes tax compliance fees and tax advisory service fees.

AUDIT COMMITTEE REPORT

The Audit Committee provides assistance to the Board of Directors by its oversight of the financial accounting practices and the internal controls of the Company and represents the Board in connection with the services rendered by the Company’s independent auditors, who report directly to the Audit Committee.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with the Company’s management and its independent auditors the audited financial statements for the fiscal year ended December 31, 2025 and the Company’s system of internal controls and its effectiveness. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The Company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for expressing an opinion as to whether the financial statements fairly present in all material respects the financial position, results of operations and cash flows of the Company in accordance with generally accepted accounting principles in the United States. PricewaterhouseCoopers have informed the Audit Committee that they have given such an opinion with respect to the audited financial statements for the fiscal year ended December 31, 2025.

The Audit Committee discussed with the independent auditors the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent auditors as required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

This report is respectfully submitted on February 25, 2026 by the members of the Audit Committee.

B. Craig Owens, Chair

Richard Fearon

Andrea Funk

Angela Snyder

Caesar Sweitzer

Dwayne Wilson

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as independent auditors to audit and report on the Company’s financial statements for 2026.

Although the submission to Shareholders of the appointment of PricewaterhouseCoopers is not required by law or the Company’s By-Laws, the Audit Committee believes it is appropriate to submit this matter to Shareholders to allow a forum for Shareholders to express their views with regard to the Audit Committee’s selection. In the event Shareholders do not ratify the appointment, the Audit Committee may reconsider the appointment of PricewaterhouseCoopers.

The Board of Directors Recommends a Vote FOR the Ratification of the

Appointment of PricewaterhouseCoopers LLP as Independent Auditors.

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the Annual Meeting, the Company will conduct a Shareholder vote on an advisory resolution to approve executive compensation, commonly referred to as a “Say-on-Pay” vote. The Company currently conducts Say-on-Pay votes on an annual basis, and it expects to conduct the next Say-on-Pay vote at the Company’s 2027 Annual Meeting of Shareholders.

The Board of Directors encourages Shareholders, in deciding whether to vote in favor of the advisory resolution below, to review the compensation-related elements of this Proxy Statement, including those in the Proxy Statement Summary, the CD&A and the tables and related narrative in the Executive Compensation section, for details regarding the Company’s executive compensation program and 2025 compensation of Named Executive Officers.

The Board of Directors believes that the executive compensation program aligns the compensation of the Company’s executive management with the long-term interests of Shareholders. To align these interests, the Company compensates executive management with time-based and performance-based restricted stock and also ties a significant portion of executive cash compensation to performance-based metrics that drive shareholder value.

RESOLVED, that the Shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion & Analysis, the compensation tables and the related disclosure contained in the Company’s Proxy Statement for its 2026 Annual Meeting.

Although the vote is non-binding, the Board of Directors and the Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation.

The Board of Directors Recommends a Vote FOR the

Approval of this Advisory Resolution on Executive Compensation.

PROPOSAL 4: CONSIDERATION OF A SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHT TO ACT BY WRITTEN CONSENT

The Company has been advised that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who has indicated that he holds at least 100 shares of stock in the Company, intends to submit the following proposal at the Annual Meeting. The text of the shareholder proposal and supporting statement set forth below in the gray text box appear exactly as it was received by the Company unless otherwise noted. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent. The Company is not responsible for the contents of this proposal. If the following proposal is properly presented at the Annual Meeting, the Board of Directors unanimously recommends a vote AGAINST the proposal.

SHAREHOLDER RESOLUTION

Proposal 4 — Shareholder Right to Act by Written Consent

Shareholders request that the board of directors take the necessary steps to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting (without any unnecessary restriction based on length of stock ownership or the method by which CCK shareholders hold their CCK shares). This includes shareholder ability to initiate any appropriate topic for written consent.

It is more important to enable Crown Holdings shareholders to have the right to act by written consent at CCK because CCK is incorporated in Pennsylvania which has an outrageously high requirement of assembling at least 25% of shares in order to call for a special meeting.

Shareholders know that 25% is too high because hundreds of non Pennsylvania companies permit 10% of shares to call for a special shareholder meeting and special shareholder meetings are almost never called for at the companies that have the much lower 10% figure.

Now is a good time for this proposal due to the long-term underperformance of CCK stock. CCK stock was at $130 in 2022 and at only $96 in late 2025 despite a robust stock market. If CCK directors and management know that CCK shareholders can act by written consent they will have a greater incentive to perform better.

Shareholder proposals obtain good support at CCK yet is unclear how CCK responds to these impressive votes. For instance the Political Spending Disclosure proposal received 52% support at the 2025 CCK annual meeting.

The 2024 CCK shareholder proposal for a Shareholder Vote on Excessive Golden Parachutes received 44% support. As of late 2025 CCK has not notified the proponent of these proposals whether CCK will take any action in response to these impressive CCK shareholder votes.

Please vote yes:

Shareholder Right to Act by Written Consent – Proposal 4

THE COMPANY’S STATEMENT IN OPPOSITION TO PROPOSAL 4:

The Board believes that all Shareholders should have the opportunity to consider and vote on matters that require Shareholder approval. Actions taken through a meeting, whether at an annual or special meeting of Shareholders, meet this objective. All Shareholders are provided an opportunity to participate in an open, transparent, and equitable decision-making process. No such guarantee exists when Shareholders can act by written consent, because a narrow majority can act for all Shareholders without even consulting them. That does not serve the interests of all Shareholders. The Company’s By-Laws currently prohibit Shareholder action by written consent, requiring that all Shareholder actions be taken at duly called and noticed meetings of Shareholders. The Board believes this change, which would require the Company to amend its organizational documents, is unnecessary and not in the best interests of all Shareholders. The Company’s existing governance practices provide Shareholders with meaningful rights and the ability to participate in the governance of the Company and the Company has been very responsive to Shareholder input. Accordingly, the Board recommends a vote AGAINST Proposal 4.

Shareholder meetings provide the most transparent, informed, and equitable process for all Shareholders to exercise their rights.

For a special or annual meeting of Shareholders, all Shareholders receive advance notice of the meeting and have clearly established times during which they can evaluate the issues, engage with the Company and other Shareholders, communicate their views, and vote. Accurate and complete information about the proposed action is included in a proxy statement, which is widely distributed to Shareholders before the meeting. All Shareholders have a chance to engage meaningfully in the process, voice their concerns, offer their perspectives, and cast their votes. The Board is able to analyze and provide a recommendation to Shareholders on actions proposed to be taken. At an annual or special Shareholder meeting, Shareholders can hear from management and the Board and can ask questions. Different viewpoints can be aired.

This informed and collective process does not occur in an action taken by written consent, which only requires a majority of Shareholders to participate in the process. In contrast to the transparent meeting process, a Shareholder seeking action by written consent may attempt to solicit the fewest possible Shareholders to take action, rather than seeking input from all Shareholders, effectively leaving other Shareholders out of the process. This approach disenfranchises Shareholders who are not given the opportunity to participate in major decisions affecting the Company and their interests. Further, the action-by-written-consent process could create confusion. Different Shareholder groups could solicit multiple written consents simultaneously, some of which may be duplicative or contradictory, imposing significant administrative and financial burdens on the Company with no corresponding benefit to Shareholders.

Existing special meeting rights provide adequate Shareholder access.

The Company’s By-Laws provide that Shareholders holding 25% of the Company’s outstanding shares are entitled to call a special meeting. The Board believes that the threshold of 25% of the Company’s outstanding shares needed to call a special meeting (which is the minimum percentage permitted under Pennsylvania law) gives Shareholders a meaningful ability to raise important matters. This right, along with the other governance practices described below, provides Shareholders with an avenue to raise concerns while protecting against possible misuse of these rights.

The Company’s corporate governance practices give our Shareholders effective access to the Board and management and the Company has a history of responsiveness to Shareholder input.

The Company’s corporate governance practices provide meaningful opportunities for Shareholders to communicate their priorities and concerns with the Board, management, and other Shareholders. These practices include annual election of all directors, an annual say-on-pay vote, active Shareholder outreach and engagement, an Independent Lead Director, no supermajority voting requirement to amend the Company’s By-Laws, no shareholder rights plan or poison pill, and a resignation policy for Directors who do not receive a majority of votes cast in uncontested elections. The Company also has a strong track record of Board refreshment. The addition of new directors ensures that Shareholders continue to have the ability to evaluate and elect directors who are responsive to Shareholder priorities and concerns.

It is irrefutably true that the Company has been responsive to clear Shareholder input. Last year, our Shareholders approved a proposal regarding transparency in political spending. Later that year, in response to that vote, we adopted a Political Engagement and Contribution Policy that includes a disclosure policy for candidate campaign contributions (www.crowncork.com/investors/policies). In 2023, our Shareholders approved a proposal seeking Shareholder ratification of termination pay. In 2024, the Company adopted a responsive policy. In 2022, our Shareholders approved a proposal requesting the Board to adopt Shareholder special meeting rights. We amended our Bylaws later that year to create special meeting rights.

For these reasons, among others, we believe that written consent procedures would not provide any additional benefit to our Shareholders. After careful consideration, the Board concluded that this proposal is not in the best interest of the Company and its Shareholders.

The Board of Directors Recommends a Vote AGAINST the Shareholder

Proposal Regarding Shareholder Right to Act by Written Consent.

OTHER MATTERS

The Board of Directors knows of no other matter that may be presented for Shareholder action at the Annual Meeting, but if other matters do properly come before the Annual Meeting, or if any of the persons named above to serve as Directors are unable or decline to serve, it is intended that the persons named in the Proxy or their substitutes will vote on such matters and for other nominees in accordance with their best judgment.

ADAM J. DICKSTEIN
Corporate Secretary

Tampa, Florida 33637
March 23, 2026

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below:	TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors Recommends a Vote FOR the Election of all Nominees.

1. Election of	01 Timothy J. Donahue	06 B. Craig Owens	☐	Vote FOR	☐	WITHHOLD Vote
directors	02 Michael P. Doss	07 Angela M. Snyder		all nominees		from all nominees
	03 Richard H. Fearon	08 Caesar F. Sweitzer		(except as marked)
	04 Andrea J. Funk	09 Marsha C. Williams
	05 Stephen J. Hagge	10 Dwayne A. Wilson

Please fold here – Do not separate

(Instructions: To withhold authority to vote for any indicated nominee(s), write the number(s) of the nominee(s) in the box provided to the right.)

The Board of Directors Recommends a Vote FOR Items 2 and 3 and AGAINST Item 4.

2.	Ratification of the appointment of independent auditors for the fiscal year ending December 31, 2026.	☐ For	☐ Against	☐ Abstain
3.	Approval by advisory vote of the resolution on executive compensation as described in the Proxy Statement.	☐ For	☐ Against	☐ Abstain
4.	Consideration of a Shareholder proposal regarding Shareholder right to act by written consent.	☐ For	☐ Against	☐ Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 THROUGH 3 AND AGAINST ITEM 4.

Date ___________________________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

CROWN HOLDINGS, INC.

The 2026 Annual Meeting of Shareholders will be held on April 30, 2026 at 9:30 a.m. at:

Tampa Marriott Water Street

505 Water Street

Tampa, Florida

Copies of the following materials are available at

www.crowncork.com/investors/governance/proxy-online

•	the Proxy Statement relating to the Annual Meeting of Shareholders
•	this Proxy Card
•	the Annual Report to Shareholders

Crown Holdings, Inc. Hidden River Corporate Center Two 14025 Riveredge Drive, Suite 300 Tampa, Florida 33637	PROXY

Proxy for Annual Meeting of Shareholders to be held on April 30, 2026

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Timothy J. Donahue, Kevin C. Clothier and Adam J. Dickstein as Proxy Holders, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of stock of Crown Holdings, Inc. held of record by the undersigned on March 10, 2026 at the Annual Meeting of Shareholders to be held at Tampa Marriott Water Street, 505 Water Street, Tampa, Florida on April 30, 2026 at 9:30 a.m., or any adjournments thereof, for the items shown on the reverse side and, in the discretion of the Proxy Holders, on any other matter that may properly come before the meeting or any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Holders cannot vote your shares unless you sign and return this card or you elect to vote your shares electronically by telephone or via the Internet.

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named Proxy Holders to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE	PHONE	MAIL
www.proxypush.com/cck Use the Internet to vote your proxy	1-866-883-3382 Use a touch-tone telephone to	Mark, sign and date this proxy card and return it in the
until 11:59 p.m. (ET) on April 29, 2026.	vote your proxy until 11:59 p.m. (ET) on April 29, 2026.	postage-paid envelope provided.

Voting your Proxy by Internet or Telephone

•	Please have your Proxy Card and control number available.
•	You do NOT need to mail back your Proxy Card.